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                                                                    Exhibit 10.2



                           LOAN AND SECURITY AGREEMENT



                            Dated as of June 20, 2001

                                 by and between

                           PENN STATION LEASING, LLC,
                      a Delaware limited liability company
                               having an office at
              60 Massachusetts Avenue, N.E., Washington, D.C. 20002
                                  ("BORROWER")


                                       and


                           A/P I DEPOSIT CORPORATION,
                             a Delaware corporation,
                               having an office at
              1301 Avenue of the Americas, New York, New York 10019
                                   ("LENDER")

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                                TABLE OF CONTENTS

1.    DEFINITIONS............................................................2


2.    TERMS OF LOAN.........................................................17

      2.1.  Loan and Note...................................................17
      2.2.  Interest and Principal..........................................17
      2.3.  No Deferral.....................................................17
      2.4.  Repayment on Maturity Date......................................17
      2.5.  Borrower's Note.................................................18
      2.6.  Application of Payments.........................................18
            2.6.1. Order of Application.....................................18
            2.6.2. Exceptions...............................................18
      2.7.  Reversal of Payments............................................19
      2.8.  Prepayment......................................................19
      2.9.  No Revolver.....................................................19
      2.10. Manner and Timing of Payments...................................19
      2.11. Late Charge.....................................................20
      2.12. Taxes...........................................................20
            2.12.1. No Deductions for General Taxes.........................20
            2.12.2. Transaction Taxes.......................................20
            2.12.3. Right to Contest........................................20
            2.12.4. Indemnification.........................................20
            2.12.5. Survival................................................21
      2.13. Mortgage Defeasance.............................................21
            2.13.1. Scheduled Defeasance Payments...........................21
            2.13.2. Defeasance..............................................21
            2.13.3. Defeasance Collateral...................................21
            2.13.4. Conditions..............................................22
      2.14. Reserve Account.................................................22
            2.14.1. Reserve Account.........................................22
            2.14.2. Substitution............................................23

3.    CONDITIONS TO LOAN....................................................23

      3.1.  Note............................................................23
      3.2.  Formation, Organization, Etc....................................23
      3.3.  Opinion of Counsel..............................................24
      3.4.  Security Documents..............................................24
      3.5.  Title Insurance.................................................24
      3.6.  Environmental Assessment Reports................................24
      3.7.  Insurance.......................................................24
      3.8.  Financial Information...........................................24
      3.9.  No Violations...................................................24
      3.10. Licensing.......................................................24


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      3.11. Leases..........................................................24
      3.12. Collection Account..............................................24
      3.13. Other Documents and Deliveries..................................24

4.    Security For Obligations..............................................24

      4.1.  Grant of Security Interest......................................24
      4.2.  Further Documentation...........................................25
      4.3.  Security Agreement; UCC Remedies................................25
      4.4.  Security for Obligations........................................25
            4.4.1. Mortgage.................................................25
            4.4.2. Collateral and Security Documents........................25
      4.5.  Security Interest in Accounts...................................25

5.    Borrower's Representations and Warranties.............................25

      5.1.  Due Organization................................................25
      5.2.  Authorization and Enforceability................................26
      5.3.  No Material Litigation..........................................26
      5.4.  Compliance with Law.............................................26
      5.5.  No Conflict.....................................................26
      5.6.  Ownership.......................................................26
      5.7.  Place of Business...............................................27
      5.8.  Financial Statements............................................27
      5.9.  Accurate and Complete...........................................27
      5.10. Not Usurious....................................................27
      5.11. No Fraud........................................................27
      5.12. ERISA...........................................................27
      5.13. Security Interest...............................................27
      5.14. Solvency........................................................28
      5.15. Single Purpose Entity...........................................28
      5.16. No Contracts....................................................28
      5.17. Physical Condition..............................................28
      5.18. No Condemnation or Other Events.................................28
      5.19. No Flood Hazards................................................28
      5.20. Access..........................................................28
      5.21. Utility Services................................................29
      5.22. Investment Company Act..........................................29
      5.23. Margin Regulations..............................................29
      5.24. Leases..........................................................29
      5.25. No Leasing Commissions..........................................29
      5.26. Taxes; Elections................................................29
      5.27. Brokers.........................................................30
      5.28. Employment, Labor and Management Agreements.....................30
      5.29. Opinion of Counsel..............................................30
      5.30. Contracts.......................................................30


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6.    Borrower's Covenants..................................................30

      6.1.  Protection of Collateral........................................30
      6.2.  Compliance......................................................30
      6.3.  Books and Records...............................................30
      6.4.  Access..........................................................31
      6.5.  Insurance.......................................................31
            6.5.1. Required Insurance Coverage..............................31
            6.5.2. Lender as Additional Insured.............................32
            6.5.3. Policy Requirements......................................32
            6.5.4. Mandatory Policy Provisions..............................32
            6.5.5. No Separate Insurance....................................33
            6.5.6. Lender's Right to Procure Insurance......................33
      6.6.  Casualty........................................................33
            6.6.1. Losses and Adjustment....................................33
            6.6.2. Application of Proceeds Below Immaterial Loss
                     Threshold..............................................34
            6.6.3. Application of Proceeds at or Above Immaterial Loss
                     Threshold..............................................34
            6.6.4. Disbursement Mechanisms; Restoration.....................35
            6.6.5. Disbursement Documentation...............................35
      6.7.  Condemnation....................................................36
            6.7.1. Notice of Proceedings....................................36
            6.7.2. Disbursement of Proceeds.................................36
            6.7.3. Partial Taking...........................................36
            6.7.4. Sale Before Receipt of Proceeds..........................37
      6.8.  Audit and Inspection............................................37
      6.9.  No Relocation...................................................37
      6.10. Financial Statements............................................37
      6.11. Notification of Lender..........................................37
            6.11.1. Default or Event of Default.............................37
            6.11.2. Litigation..............................................38
            6.11.3. Loan-Related Litigation.................................38
            6.11.4. Transfers...............................................38
      6.12. Conduct of Business.............................................38
      6.13. Restrictive Covenants...........................................38
            6.13.1. Transfer................................................38
            6.13.2. Organizational Documents................................39
            6.13.3. Dissolution.............................................39
            6.13.4. Other Indebtedness......................................39
            6.13.5. New Leases..............................................39
            6.13.6. Major Leases............................................39
            6.13.7. Rents...................................................39
            6.13.8. Certain Restrictions....................................39
            6.13.9. Security Instruments....................................39
            6.13.10. Permitted Transfers....................................40
      6.14. No Impairment of Security Required..............................40
      6.15. Environmental Documents.........................................40
      6.16. Defense of Lien.................................................40


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      6.17. Further Assurances..............................................41
            6.17.1. Correction of Errors....................................41
            6.17.2. Notice of Inaccuracies..................................41
            6.17.3. Further Documentation...................................41
      6.18. SPE Covenants...................................................41
      6.19. Mergers, Etc....................................................41
      6.20. Taxes...........................................................41
      6.21. SEC Filings.....................................................41
            6.21.1. Lender Consent..........................................41
            6.21.2. Copies of Filings.......................................42
      6.22. Employee Plans..................................................42
      6.23. Effect of Payment and Performance...............................42
      6.24. Use.............................................................42
      6.25. Contracts.......................................................42
      6.26. No Obligation of Lender; Borrower Remains Liable................42
      6.27. Offering of Interests...........................................43
      6.28. Collection Account..............................................43

7.    Events of Default and Remedies........................................43

      7.1.  Definition......................................................43
            7.1.1. Nonpayment...............................................43
            7.1.2. Nonpayment of Money other than Debt Service
                     (Principal and Interest)...............................43
            7.1.3. Representations and Warranties...........................43
            7.1.4. Nonmonetary Default......................................43
            7.1.5. Financial Matters........................................43
            7.1.6. Invalidity...............................................44
            7.1.7. Other Loan Documents.....................................44
            7.1.8. Transfer.................................................44
            7.1.9. Breach of SPE Covenants..................................44
            7.1.10. Prime Lease.............................................44
            7.1.11. Facility Sublease.......................................44
      7.2.  Acceleration....................................................44
      7.3.  Additional Remedies.............................................45
            7.3.1. Set-Off..................................................45
            7.3.2. Default Interest Rate....................................45
            7.3.3. UCC Remedies.............................................45
            7.3.4. Real Property Foreclosure................................46
            7.3.5. Possession of Mortgaged Property.........................46
            7.3.6. Delivery of Mortgaged Property...........................47
            7.3.7. Lockbox..................................................47
            7.3.8. Miscellaneous............................................48
      7.4.  No Oral Waivers.................................................48
      7.5.  Waiver of Automatic Stay........................................48
      7.6.  Direct Payment of Rent..........................................49


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8.    Nonrecourse...........................................................49

      8.1.  Generally.......................................................49
      8.2.  Lender's Security...............................................49

9.    Miscellaneous.........................................................50

      9.1.  Trustee.........................................................50
      9.2.  Term of Agreement...............................................51
      9.3.  Effectiveness of Representations and Warranties.................51
      9.4.  Expenses and Attorneys' Fees....................................51
            9.4.1. Closing Costs............................................51
            9.4.2. Post Closing Costs.......................................51
      9.5.  Agents, Etc.....................................................52
      9.6.  No Lender Obligations...........................................52
      9.7.  Parties.........................................................52
      9.8.  Notices.........................................................53
            9.8.1. Lender...................................................53
            9.8.2. Borrower.................................................53
      9.9.  Entire Agreement; Amendments....................................53
      9.10. Governing Law...................................................54
      9.11. Indemnification.................................................54
            9.11.1. Brokerage...............................................54
            9.11.2. Generally...............................................54
      9.12. Jury Trial Waiver, Jurisdiction.................................55
            9.12.1. Jury Trial..............................................55
            9.12.2. New York Jurisdiction...................................55
      9.13. Conflicts.......................................................55
      9.14. Date of Performance.............................................56
      9.15. No Waiver; Remedies.............................................56
      9.16. Severability....................................................56
      9.17. Injunctive Relief...............................................56
      9.18. Relationship of Parties.........................................56
            9.18.1. Lender's Role...........................................56
            9.18.2. No Partnership..........................................57
      9.19. Regulatory Requirements.........................................57
      9.20. Interpretation..................................................57
      9.21. Consent.........................................................58
      9.22. Counterparts....................................................58
      9.23. Waiver of Counterclaims.........................................58
      9.24. Offsets, Counterclaims, and Defenses............................58
      9.25. Estoppel Certificates...........................................58
      9.26. Usury Savings...................................................58
      9.27. Sale or Assignment by Lender....................................59


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ATTACHMENTS

Index of Defined Terms
Exhibit A   -  Prime Lease
EXHIBIT B   -  Rent Roll
EXHIBIT C   -  Amortization
EXHIBIT D   -  Form of Irrevocable Direction Letter


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                           LOAN AND SECURITY AGREEMENT

            This LOAN AND SECURITY AGREEMENT (together with all Exhibits hereto, as the same may be amended, modified and restated from time to time, this "AGREEMENT"), dated as of June 20, 2001 (the "CLOSING DATE"), is entered into by and between PENN STATION LEASING, LLC, a Delaware limited liability company, having an office at 60 Massachusetts Avenue, N.E., Washington, D.C. 20002 (together with its successors and assigns, "BORROWER") and A/P I DEPOSIT CORPORATION, a Delaware corporation, having an office at 1301 Avenue of the Americas, New York, New York 10019 (together with its successors and assigns, "LENDER").

                               W I T N E S S E T H

            WHEREAS, Borrower is the tenant under the lease described on EXHIBIT "A" attached hereto and made a part hereof (the "PRIME LEASE") demising to Borrower the Leased Premises (hereinafter defined), which Leased Premises is a portion of the railroad station commonly known as Pennsylvania Station; and

            WHEREAS, Borrower desires to obtain from Lender, and Lender desires to advance to Borrower, on the Closing Date, all in accordance with and upon compliance with the terms and conditions of this Agreement, a secured loan (the "LOAN") in the aggregate amount of Three Hundred Million and 00/100 Dollars ($300,000,000) (the "LOAN AMOUNT"); and

            WHEREAS, Lender would not be willing to make, and would not be obligated to make, the Loan to Borrower unless Borrower granted to Lender the security interests and other rights provided for under this Agreement and the other Security Documents (hereinafter defined); and

            WHEREAS, to induce Lender to make the Loan, Borrower desires to enter into this Agreement and the other Security Documents; and

            WHEREAS, on the Closing Date, Borrower is delivering to Lender the following additional documentation:

            1. PROMISSORY NOTE. A Promissory Note, dated as of the Closing Date and executed and delivered by Borrower (as the same may be modified, amended, consolidated or extended, the "NOTE"), evidencing and representing Borrower's obligation to repay the Loan;

            2. MORTGAGE. Leasehold Mortgage, Assignment of Leases and Rents
and Security Agreement, dated as of the Closing Date and executed and delivered by Borrower to encumber the Mortgaged Property (hereinafter defined) to secure payment of (a) the entire principal amount of the Note and (b) any and all other sums payable pursuant to the Note and the Mortgage and any other indebtedness arising under the Loan Documents (as the same may be modified, amended, consolidated, restated, refinanced or extended, the "MORTGAGE"); and
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            3. ASSIGNMENT OF LEASES. An Assignment of Leases and Rents, dated the Closing Date and executed and delivered by Borrower and relating to the Leased Premises (as the same may be modified, amended, restated, or extended, the "ASSIGNMENT OF LEASES").

            NOW, THEREFORE, in consideration of the foregoing Recitals and to induce Lender to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1.          DEFINITIONS.

            The following capitalized terms shall have the meanings set forth below. In addition, certain other capitalized terms are defined elsewhere in this Agreement (whether before or after the first usage of such term), as more fully described in the "Index of Defined Terms" following the signature page.

            "ACCELERATED MATURITY DATE" means the date as of which Borrower is required to pay or repay the Obligations in full pursuant to the Loan Documents, because an Event of Default has occurred and the Obligations have become immediately due and payable automatically, or Lender has elected by notice to Borrower to exercise its rights under the Loan Documents to require the immediate payment or repayment in full of the Obligations.

            "ACCOUNTING PRINCIPLES" wherever the character or amount of any item of income or expense or of any asset or liability, contingent or otherwise, is required to be determined, or where any consolidation or other accounting computation is required to be made for purposes of this Agreement, means generally accepted accounting principles as in effect in the United States on the Closing Date and as amended from time to time.

            "ACCOUNTS" means all "accounts," as such term is defined in UCC ss. 9-106, now or hereafter owned by, or pledged to, Borrower, whether or not any such account has been earned by performance, including all accounts, accounts receivable and contract rights.

            "AFFILIATE" of any specified Person means a Person that:

            (i) directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person;

            (ii) is a partner, member, beneficiary of a trust or other owner of any stock or other evidence of beneficial ownership in such specified Person or an Affiliate of such specified Person within the meaning of clause (i) above; or

            (iii) is related by blood as a second cousin or closer relative (or spouse thereof) to such specified Person or an Affiliate of such specified Person within the meaning of clause (i) or clause (ii) above.

            "AGREEMENT" is defined in the preamble (opening paragraph) hereof.

            "ASSIGNMENT OF LEASES" has the meaning ascribed thereto in the 5th Recital hereof.


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            "BANKRUPTCY CODE" means Title 11 of the United States Code, as the same may be amended or modified from time to time, or any successor statute or law.

            "BORROWER'S REPRESENTATIVE" means an officer of Borrower, or if Borrower is a partnership or limited liability company, then one of its general partners or members or managers or an officer thereof, involved in or responsible for Borrower's asset management, which officer is duly authorized to take action and execute certificates on behalf of Borrower as evidenced by the appearance of such officer's name and signature on a list of officers furnished to Lender by Borrower (or by written agreement with Lender), as such list may be amended or supplemented from time to time by notice to Lender. Borrower's Representative is initially Dale M. Stein.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which commercial banks in New York are authorized or permitted to be closed.

            "CASUALTY" means any damage or destruction affecting the Leased Premises, or any part of the Leased Premises, whether from fire or other cause.

            "CERTIFICATES" means those certain lease-backed commercial mortgage pass-through certificates being issued in connection with the making of the Loan by Lender.

            "CLEAN-UP" means the removal, remediation and/or elimination of, or other response to, the presence or Release of any Hazardous Substance at, in, under or otherwise affecting the Leased Premises that is necessary to comply with Environmental Laws and satisfactory to all applicable governmental agencies.

            "CLOSING DATE" is defined in the preamble (opening paragraph) of this Agreement.

            "COLLATERAL" means all of Borrower's right, title and interest in, to and under, and any and all benefits accruing to Borrower from, the following:

            (i) all Leases and rents and other income arising therefrom;

            (ii) all Accounts, chattel paper, Equipment, General Intangibles, Goods, Instruments and Inventory;

            (iii) any other property of any character described in any UCC- 1 financing statement executed by Borrower as debtor in favor of Lender as secured party;

            (iv) the Contracts; and

            (v) all Proceeds of the foregoing Collateral.

            "CONCOURSE AREA A" shall mean a volume of space located on "Level A" from the floor of "Level A" up to certain heights therein, as indicated on "Exhibit A" to the Prime Lease (such volume of space constituting a portion of Block 781, Lots 1 and 2, and of the subsurface of West 33rd Street), as more particularly described in the Prime Lease.


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            "CONCOURSE AREA B" shall mean a volume of space located on "Level B"
from the floor of "Level B" up to certain heights therein, as indicated on "Exhibit B" to the Prime Lease (such volume of space constituting a portion of Block 781, Lots 1 and 2), as more particularly described in the Prime Lease.

            "CONDEMNATION PROCEEDS" means, in the event of a Taking with respect to the Leased Premises, the proceeds in respect of such Taking less any reasonable third party out-of-pocket expenses incurred in connection with the Taking or in collecting such proceeds thereof.

            "CONTAMINATION" means the presence or Release of any Hazardous Substance at, in, under or otherwise affecting the Leased Premises that (a) violates any Environmental Law, or (b) is in concentrations that would require Clean-Up under any Environmental Law.

            "CONTRACT INTEREST RATE" means a fixed rate of interest equal to nine and one quarter percent (9.25%) per annum as the same may be increased pursuant to the provisions of SECTION 2.2 hereof.

            "CONTRACTS" means all of Borrower's right, title and interest, whether now owned or hereafter acquired, in, to and under all Major Contracts to which Borrower is a party executed in connection with the acquisition, construction, operation and management of the Leased Premises (including agreements for the sale, lease or exchange of goods or other property, and/or the performance of services), or any portion thereof, and all material licenses, permits, variances and certificates used in connection with the operation of the Leased Premises (including business licenses, state health department licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Leased Premises).

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of equity interests, by contract or otherwise.

            "CORRESPONDENT BANK" means, as of the date hereof, __________, and thereafter such other correspondent bank as Borrower may designate from time to time, provided that such bank is a federal or state chartered depository institution or trust company whose commercial paper, short term debt obligations or other short term deposits (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the commercial paper, short term debt obligations or other short term deposits of such holding company) are rated by the Rating Agencies not less than BBB - (or the equivalent). If Borrower changes the designation upon notice to Lender of the Correspondent Bank, then the parties shall reasonably cooperate with each other to transition all bank accounts from the outgoing Correspondent Bank to the incoming Correspondent Bank, and to continue Lender's security interests in such bank accounts. Borrower acknowledges and agrees that so long as Lender is the Correspondent Bank Borrower may not designate another correspondent bank.

            "CREDIT FACILITY" shall mean a clean, irrevocable, unconditional, transferable letter of credit, which has not been encumbered or pledged in any manner other than in favor of Lender, payable on sight draft only, entitling Lender to draw thereon in New York, New York,

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issued by a domestic bank the long-term unsecured debt rating of which at the time such letter of credit is delivered and throughout the term of such letter of credit is not less than "BBB-" (or the equivalent). If any Credit Facility is not renewed or replaced with another Credit Facility prior to the date that is thirty (30) days prior to its expiration, Lender shall be entitled to draw upon the balance of the Credit Facility and deposit the amount so drawn in the Reserve Account to be applied as provided in SECTION 2.14.2.

            "DEFAULT" means any condition or event that with the giving of notice or the lapse of time or both would become an Event of Default.

            "DEFAULT RATE" means a per annum rate of interest equal to the Contract Interest Rate plus 5% per annum, but the Default Rate shall never exceed the Usury Limit.

            "DEPOSITORY ACKNOWLEDGEMENT" means an acknowledgement from the Deposit Bank to the Lender acknowledging the Lender's security interest in the Collection Account, which acknowledgment shall be in form reasonably acceptable to Lender.

            "DISCOUNTED VALUE" means the amount obtained by discounting all remaining scheduled semi-annual payments with respect to the principal amount of the Loan being prepaid, from their respective scheduled due dates to the date of prepayment, in accordance with accepted financial practice and at a discount factor (applied semi-annually) equal to the Reinvestment Yield.

            "ENVIRONMENTAL ASSESSMENT REPORT" means an environmental engineering report (Phase I) the content of which is reasonably acceptable to Lender, conducted by a qualified environmental consultant and in a manner both of which are satisfactory to Lender. Such Environmental Assessment Report shall in Lender's reasonable judgment constitute an appropriate inquiry concerning the existence of Hazardous Substances on the Leased Premises, and the past or present use or Release of any Hazardous Substances at or from the Leased Premises. Such report shall by its terms or by separate letter allow reliance thereon by Lender, and successor(s) or assign(s) of Lender.

            "ENVIRONMENTAL INDEMNITY AGREEMENT" means that certain Environmental Indemnity Agreement, dated as of the date hereof, by and between Landlord, as indemnitor, and Lender, as indemnitee.

            "ENVIRONMENTAL LAWS" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the Leased Premises, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42

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U.S.C. Section 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as
amended (15 U.S.C. Section 2601 ET seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ.); and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any statutes requiring governmental notification or approval of any transfer of ownership.

            "EQUIPMENT" shall mean, collectively, all fixtures and personal property, now or hereafter owned by Borrower or in which Borrower has or shall acquire an interest, now or hereafter located on, attached to or contained in and used or usable in connection with the Leased Premises, and shall also mean and include all machinery, apparatus, heating, lighting, plumbing, ventilating, air cooling and air conditioning equipment; elevators, escalators and hoists; washroom, toilet and lavatory equipment; communication systems and public address equipment; fire prevention and extinguishing equipment; electronic data processing equipment, telecommunications equipment and all proceeds thereof and as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by Borrower and used or intended to be used in connection with, or with the operation of, the Leased Premises, all regardless of whether the same are located on the Leased Premises or are located elsewhere (including in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing, but exclusive of those items which are property of tenants of the Leased Premises or owned by a third party contractor or any other third party.

            "EQUITY INTERESTS" means the Member's interest in Borrower.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "EXTERNALLY CAUSED PREPAYMENT" means any prepayment of the Loan resulting from the application of Insurance Proceeds or Condemnation Proceeds in accordance with the provisions hereof or any prepayment of the Loan pursuant to
SECTION 9.26 hereof.

            "FACILITY SUBLEASE" means the Facility Sublease, dated as of the date hereof, by and between the National Railroad Passenger Corporation, as subtenant, and Borrower, as sublandlord.

            "FRA" means the Federal Railroad Administration of the United States Department of Transportation.

            "GENERAL INTANGIBLES" means all "general intangibles," as such term is defined in UCC Section 9-106, now or hereafter owned by, or pledged to, Borrower, including all franchises, patents, know-how, inventories, trademarks, service marks, trademark or service mark licenses, customer lists, other intellectual property and licenses, copyrights, judgments, choses in action, computer programs and all general intangibles that represent the right to receive money.

            "GOODS" means all "goods," as defined in Section 9-105 of the UCC, now or hereafter owned by, or pledged to, Borrower including all things that are movable at the time the security interest attaches or that are fixtures as provided in 9-313 of the UCC, but does not include money, documents, Instruments, Accounts, chattel paper, General Intangibles, or minerals or the like before extraction.

            "GOVERNMENTAL AUTHORITY" means any federal, state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Authority includes the United States of America; the State of New York; and any political subdivision of any of the foregoing.

            "GUARANTY" means that certain Agreement and Guaranty, dated as of the date hereof, from Landlord, as guarantor, to and for the benefit of Lender and its permitted assigns thereunder.

            "HAZARDOUS SUBSTANCES" means any hazardous or toxic waste, hazardous or toxic substance or material, pollutant, contaminant, chemical substances or materials and all other dangerous substances or materials defined, listed or described as such in, or governed by, any Environmental Law (including urea-formaldehyde, polychlorinated biphenyls in excess of legally permitted amounts, friable asbestos or asbestos-containing materials, nuclear or radioactive material or waste, radon, explosives, corrosives, known carcinogens, petroleum or crude oil or any fraction thereof, natural gas, liquefied natural gas, synthetic gas, biologically hazardous agents, pesticides and herbicides), and any other waste, substance, material, pollutant or contaminant, that is currently or may in the future be defined, listed or described as such under any Environmental Law or that could subject an owner or operator of property to any Regulatory Actions or Third Party Claims.

            "IMMATERIAL LOSS THRESHOLD" means $75,000,000.

            "INDEBTEDNESS" means, with respect to any Person, all obligations for borrowed money and/or the deferred purchase price of property, individually or in the aggregate, contingent or otherwise, of such Person, or to which such Person is subject, or that in accordance with Accounting Principles should be reflected in the Person's balance sheet as liabilities, including: (i) all liabilities secured by the Mortgage, pledge or lien on the Person's property;
(ii) all obligations created or arising under any conditional sale or other title retention agreement or arrangement; (iii) all guaranties, endorsements (other than endorsements made in connection with items deposited for collection in the ordinary course of business) and all other direct or indirect contingent obligations for borrowed money or to maintain the solvency of another Person;
(iv) all capitalized lease obligations; and (v) routine trade credit.

            "INDEMNIFIED PARTY" means Lender, together with all officers, agents, directors, representatives, loan correspondents, attorneys, advisers, engineers, consultants, and participants of Lender and any other person engaged by or otherwise working on behalf of Lender.

            "INDEPENDENT DIRECTOR" means, with respect to any Person, any individual who is not at the time of initial appointment nor has been at any time during the preceding five (5) years and shall not be at any time while serving: (a) a stockholder, director (other than as an independent director), officer, employee, partner or member of such Person or any Affiliate of such Person; (b) a customer, supplier or other person who purchases any goods or services from or derives any revenues from its activities with such Person or any Affiliate of such Person; (c) a person or other entity controlling or under common control with any such stockholder, member, partner, customer, supplier or other person; (d) an attorney or counsel to such Person or any of its Affiliates or (e) a member of the immediate family of any such stockholder, director, officer, employee, member, partner, customer, supplier or other person.

            "INSOLVENCY LAWS" means all applicable present or future state and federal laws governing bankruptcy, reorganization, insolvency of debtors, relief of debtors or the rights of creditors generally, including the Bankruptcy Code and laws relating to fraudulent conveyances and fraudulent transfers.

            "INSTRUMENTS" means all "instruments," as defined in UCC Section 9-105.

            "INSURANCE PROCEEDS" means, in the event of a Casualty, the proceeds received under any insurance policy.

            "INTEREST RATE" means from time to time the rate of interest then payable with respect to the Loan, either the Contract Interest Rate or the Default Rate, as applicable.

            "INVENTORY" means all "inventory," as defined in UCC Section 9-109(4), of every type and description and all documents of title covering such inventory now or hereafter owned by, or pledged to, Borrower, including all goods, merchandise and other personal property held for sale, lease or exchange, or that are furnished or are to be furnished under contracts of sale, whether or not held on consignment, or that constitute raw materials, work-in-process, returned goods or materials used or consumed or to be used or consumed in Borrower's business, or in the processing, shipping and transporting of the same, and all finished goods.

            "LATE CHARGE" means a charge equal to Four Percent (4%) of any amount that is both (a) due and owing to Lender under any Loan Document, and (b) not received by Lender on or before the date when such amount became due.

            "LANDLORD" means the National Railroad Passenger Corporation, d/b/a Amtrak.

            "LEASED PREMISES" means, collectively, Mortgagor's right, title and interest under the Prime Lease in and to Concourse Area A and Concourse Area B as provided therein.

            "LEASES" means all subleases, underlettings, concession agreements, licenses and other occupancy agreements entered into by Borrower, that now or hereafter may affect the Leased Premises or any portions thereof and any and all guarantees, modification, renewals and extensions thereof and all rights to damages and other rights and remedies against tenants under the Leases.

            "LEASING GUIDELINES" means, in connection with a future Lease, the following restrictions and limitations except as waived in writing by Lender in its sole discretion:

      o MINOR LEASES. If such Lease is a Minor Lease, then such Lease complies with the following leasing criteria:

--------------------------------------------------------------------------------
Rental              At least 80% of fair market value, which may be evidenced by a letter from a nationally recognized leasing broker, a copy of which Borrower shall deliver to Lender upon request by
                    Lender
--------------------------------------------------------------------------------
Escalations         Operating costs over a commercially reasonable base
--------------------------------------------------------------------------------
Form of lease       Substantially consistent with existing leases
--------------------------------------------------------------------------------

            AND

      o MAJOR LEASES. If such Lease is a Major Lease, then Lender has approved such Major Lease and the Major Tenant, in Lender's reasonable discretion.

            "LENDER'S ENGINEER" means such engineering or architectural firm from time to time selected by Lender to perform the services of "Lender's Engineer" as set forth in this Agreement.

            "LOAN" shall have the meaning set forth in the recitals to this Agreement.

            "LOAN AMOUNT" shall have the meaning set forth in the recitals to this Agreement.

            "LOAN DOCUMENTS" means this Agreement, the Note, the Security Documents, and all other documents, instruments and agreements that secure, evidence, or guaranty this Agreement, the Loan, as such documents, instruments, and agreements may be modified, amended, extended, restated or refinanced from time to time, and all other documents, instruments, certificates and affidavits that may now or hereafter be given as further security for or as evidence of the Loan.

            "MAJOR CASUALTY" means a Casualty where the Restoration Cost exceeds $75,000,000.

            "MAJOR CONTRACT" means a Contract where the amounts to be paid thereunder exceed $500,000 per annum, unless such Major Contract may be terminated on thirty days notice without penalty in which event such Major Contract shall not be deemed to be a Major Contract.

            "MAJOR LEASE" means any lease (including any office lease or any retail lease) demising more than 50,000 rentable square feet in the Leased Premises.

            "MAKE-WHOLE PREMIUM" means an amount equal to the excess, if any, of
(x) the Discounted Value of the remaining scheduled semi-annual payments that would have been payable after the date of prepayment had no prepayment occurred with respect to the principal amount of the Loan being prepaid over (y) the principal amount being prepaid, PROVIDED that the Make-Whole Premium may in no event be less than zero. Such Make-Whole Premium amount shall be calculated by Lender and the accuracy of the calculation shall be final absent manifest error.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on the use or operations of the Leased Premises or the condition (financial or otherwise) of Borrower, in all cases, as compared with all such items as of the Closing Date.

            "MATERIAL LITIGATION" means any action, suit, proceeding, litigation, arbitration, or other proceeding, including any of the foregoing pending before any governmental agency, that would, if determined adversely to Borrower, have a Material Adverse Effect.

            "MATURITY DATE" means the earlier to occur of: (a) the Scheduled Maturity Date, or (b) the Accelerated Maturity Date.

            "MEMBER" means Borrower's members or partners, as the case may be, together with their permitted successors and assigns.

            "MINOR LEASE" means any Lease that is not a Major Lease.

            "MORTGAGE" has the meaning ascribed thereto in the 5th Recital hereof.

            "MORTGAGED PROPERTY" means all the "Mortgaged Property" as defined in the Mortgage, together with any other improvements, personal property and other collateral constituting security for the Loan pursuant to, and as more fully described in, the Mortgage at any time.

            "NEW LEASE" means a Lease that has been unconditionally executed and delivered by and between Borrower and a New Tenant and either (a) is acceptable to and approved by Lender in its sole discretion or (b) complies with the Leasing Guidelines.

            "NEW TENANT" means a new tenant under a New Lease affecting the Leased Premises, which tenant did not (and whose Affiliate did not) previously occupy the Leased Premises or any portion thereof.

            "NORTHEAST CORRIDOR BUSINESS AND ASSETS" means the strategic business unit of Landlord that operates intercity and commuter trains serving large urban centers and high-density areas from Virginia to eastern Canada in large part on Landlord-owned trackage and provides electric power propulsion, signaling, dispatching and right-of-way maintenance services for all users of such trackage in such area, including other commuter transit services such as the Southeastern Pennsylvania Transportation Authority and New Jersey Transit Corporation, which business unit is commonly known as the "Northeast Corridor," and the assets thereof.

            "NOTE" has the meaning ascribed thereto in the 5th Recital hereof.

            "OBLIGATIONS" means all covenants, agreements, obligations and liabilities of Borrower to Lender, now existing or hereafter incurred under, arising out of or in connection with any Loan Document, including Borrower's obligation to repay the Loan as well as Borrower's obligation to reimburse any Protective Advances.

            "ORGANIZATIONAL AGREEMENT" means Borrower's operating agreement or other organizational agreement, identified as follows, as amended from time to time consistent with this Agreement:

      o Limited Liability Company Agreement of Borrower, dated as of the date hereof.

            "PAYMENT DATE" means: (a) the fourteenth day of December and June commencing with December 14, 2001; and (b) the Maturity Date. If a date that would otherwise be a Payment Date is not a Business Day, then such Payment Date shall be the immediately preceding Business Day. Notwithstanding any of the foregoing, Lender may, from time to time, upon reasonable notice, change the semi-annual Payment Date, in which case the parties shall make appropriate adjusting payments.

            "PERMITTED ENCUMBRANCES" means (a) liens for real estate and personal property taxes and vault charges and all other taxes, levies and other similar charges levied by a Governmental Authority on the Leased Premises not yet due and payable or to the extent that nonpayment thereof is expressly permitted by this Agreement; (b) future liens for property taxes and assessments not then delinquent; (c) liens, restrictions, encumbrances and other exceptions listed in the title insurance policy issued in connection with the Leased Premises insuring Lender in this transaction and accepted by Lender and set forth in the Title Policy and approved by Lender; (d) the Security Documents;
(e) in the case of liens arising after the Closing Date, statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens arising by operation of law, that are incurred in the ordinary course of business subject to the other provisions hereof and discharged by the Borrower by payment, bonding or otherwise within 45 days after the filing thereof or that are being contested in good faith; (f) liens arising from reasonable and customary purchase money financing of personal property and equipment leasing to the extent the same are created in the ordinary course of business; (g) all easement, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property that do not materially and adversely affect
(i) the ability of the Borrower to pay any of its obligations to any person as and when due, (ii) the marketability of title to the Leased Premises, or (iii) the use or operation of the Leased Premises; (h) rights of existing and future tenants, as tenants only, pursuant to the leases of the Leased Premises; and (i) any other liens or other matters approved by Lender or Lender's counsel in writing or permitted pursuant to the terms of this Agreement (e.g. rights of the Long Island Railroad Company and New Jersey Transit Corporation).

            "PERMITTED INDEBTEDNESS" means (a) the Obligations; and (b) Borrower's incurrence of routine trade payables in connection with the Leased Premises provided all of such routine trade payables (i) are not secured and do not result in any lien being placed on the Leased Premises, (ii) are incurred in the ordinary course of business of Borrower, (iii) are not more than 60 days past due and (iv) do not exceed $150,000 at any one time.

            "PERMITTED INVESTMENTS" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par:

            (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America;

            (b) obligations of the following United States of America government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations);

            (c) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short-term obligations of which are rated at least "A-1" (or its equivalent) by one of the Rating Agencies;

            (d) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, which investments are fully insured by the Federal Deposit Insurance Corp.;

            (e) debt obligations with maturities of not more than 365 days and a long-term debt rating of at least "A-" (or its equivalent) by one of the Rating Agencies;

            (f) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 270 days and that is rated at least "A-1" (or its equivalent) by one of the Rating Agencies; and

            (g) institutional money market mutual funds (the "FUND"), so long as the Fund's primary objective is to maintain net asset value of $1.00 and the asset mix consists of only securities set forth herein or their equivalent.

            "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other person.

            "PLAN" means an employee benefit plan, as defined in Section 3(3) of ERISA, that Borrower maintains, contributes to, or has an obligation to contribute to on behalf of participants employed by Borrower (excluding any so-called 401(k) plan).

            "PRIME LEASE" means the Prime Lease, dated as of the date hereof, by and between the National Railroad Passenger Corporation, as landlord, and Borrower, as tenant.

            "PRINCIPAL AMOUNT" means the aggregate principal amount of the Loan outstanding from time to time.

            "PROCEEDS" means all "proceeds," as defined in UCC Section 9-306(1), including all proceeds of mortgage insurance, hazard insurance and title insurance policies relating to the Leased Premises, cash, Accounts, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights of payment of any and every kind, and other forms of obligations and receivables that may at any time constitute all or part or are included as proceeds of the Collateral.

            "PROJECTED RESTORATION DATE" means the date by which Lender's Engineer has determined it is reasonable to believe that Restoration will be completed. Lender's Engineer shall assume a reasonable force majeure period (at least three (3) months for a Major Casualty).

            "PROTECTIVE ADVANCE" means any amount advanced by Lender as Lender shall deem appropriate in Lender's sole and absolute discretion to cure or attempt to cure any default by Borrower under any Loan Document.

            "RATING AGENCIES" means Standard & Poor's Rating Services and Moody's Investor Service, Inc.

            "RATING AGENCY CONFIRMATION" means a confirmation from the Rating Agencies that (i) with respect to a Defeasance, delivery of the Defeasance Collateral and furnishing of a Mortgaged Property Release or (ii) with respect to any transfer under SECTION 6.13 except as provided therein, such event will not result in the withdrawal or downgrade of the rating then assigned to the Certificates by the Rating Agencies.

            "REGULATORY ACTIONS" means any claim, demand, action or proceeding brought or instituted by any Governmental Authority or agency in connection with any Environmental Law, including civil, criminal and administrative proceedings.

            "REINVESTMENT YIELD" means, with respect to the principal amount of the Loan being prepaid, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the date of prepayment, on the display designated as "Page PX1" on the Bloomberg Financial Markets Commodities News Screen (or such other display as may replace it) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of the principal amount being prepaid, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the date of prepayment, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of the principal amount being prepaid as of date of prepayment. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "RELEASE" means the intentional or unintentional spilling, leaking, dumping, pouring, pumping, emptying, seeping, disposing, discharging (including the abandonment or discharging of barrels, containers or other receptacles, whether open or closed, containing any Hazardous Substances), emitting, depositing, injecting, leaching, escaping, or any other release or threatened release, however defined, of any material Hazardous Substance.

            "REMAINING AVERAGE LIFE" means, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) the principal amount of the Loan being prepaid, into (b) the product obtained by multiplying (i) the principal component of each remaining scheduled semi-annual payment with respect to the principal being prepaid by (ii) the number of years (calculated to the nearest one-half year) that will elapse between the date of prepayment and the scheduled due date of such remaining semi-annual payment.

            "RENT ROLL" means the rent roll for the Leased Premises (including a schedule showing all free rent and rent abatements), as of the Closing Date, a copy of which is attached hereto as EXHIBIT "B" and made a part hereof.

            "REQUIRED RESTORATION FUND BALANCE" means, from time to time, 100% of the Restoration Cost.

            "RESERVE ACCOUNT" means an account established with Correspondent Bank, at Borrower's sole cost and expense, designated the Reserve Account, which Reserve Account is being funded on the Closing Date with the amount set forth in the closing statement for the Loan. The only party authorized to make withdrawals from such account shall be Lender (or its designees). Notwithstanding the foregoing, unless and until the occurrence and continuance of an Event of Default, interest earned on the Reserve Account shall be disbursed to Borrower monthly.

            "RESTORATION" means the restoration, rebuilding, and reconstruction of the Leased Premises to substantially their condition as it existed before the Casualty, free and clear of all liens or claims for lien, except Permitted Encumbrances.

            "RESTORATION COST" means the estimated cost of Restoration, as determined by Lender's Engineer from time to time, free and clear of all liens or claims for lien, except Permitted Encumbrances.

            "RESTORATION FUND" means the sum of the following amounts held by
Lender: (a) Insurance Proceeds (to be paid in a lump sum or to be disbursed over time in a manner satisfactory to Lender); (b) cash; and (c) the value of any other security delivered by or on behalf of Borrower and satisfactory to Lender in its sole and absolute discretion.

            "SCHEDULED MATURITY DATE" means June 14, 2017.

            "SECURITY DOCUMENTS" means each document or instrument now or hereafter securing the Loan or any portion thereof, including the Mortgage; the Assignment of Leases; UCC-1 financing statements; and this Agreement to the extent that this Agreement constitutes a security agreement for purposes of the UCC.

            "SINGLE-PURPOSE ENTITY" means a limited liability company or other Person approved by Lender that was formed or organized solely for the purpose of holding, directly, the ownership (or the leasehold) interest in the Leased Premises; does not engage directly or indirectly in any business other than that arising out of entering into this Agreement and the other Loan Documents and the ownership, management, leasing, construction, operation and maintenance of the Leased Premises or business ancillary thereto; does not have any assets other than those related to its interest in the Leased Premises; does not issue, create or assume any Indebtedness other than Permitted Indebtedness; has its own separate books, records and accounts, in each case separate and apart from the books, records and accounts of any other Person; does not commingle its assets with the assets of any other Person; does not guarantee any obligations of any Person, except as expressly permitted or required under this Agreement; and complies with all the SPE Covenants.

            "SNDA" means the Subordination and Non-Disturbance Agreement, dated the date hereof, by and between the National Railroad Passenger Corporation, as subtenant, and Lender, as lender, relating to the Facility Sublease.

            "SPE COVENANTS" as to any Person shall mean that:

            LEGALLY SEPARATE. Such Person shall remain a legally separate entity, independent of any other entity. Without limiting the generality of the foregoing, such Person shall take such actions as shall be reasonably required in order that:

            SHARED EXPENSES. Such Person shall not incur any material indirect or overhead expenses for items shared between such Person and any other entity, other than shared items of expenses such as incidental office space, legal, auditing and other professional services, all of which shall be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Borrower shall pay all expenses owing by Borrower relating to the preparation, negotiation, execution and delivery of the Loan Documents (and any amendments, modifications or supplements thereto), including legal, commitment, agency and other fees;

            ACCOUNTING AND MANAGEMENT OF LIABILITIES. Such Person shall account for and manage its liabilities separately from those of every other entity, including payment of all payroll and administrative expenses and taxes (other than taxes that are determined or required to be determined on a consolidated or combined basis) from its own assets;

            RECORDS. Such Person shall maintain records, books of account and stationery separate from those of any other entity;

            ASSETS. Such Person's assets shall be maintained in a manner that facilitates their identification and segregation from those of any other entity;

            TRANSACTION TERMS. Any transaction between such Person and any other entity shall be the type of transaction that would be entered into by a prudent Person in the position of such Person and shall be on terms that are at least as favorable as may be obtained from a Person that is not an Affiliate;

            DEBTS. Such Person shall not be, nor shall it hold itself out to be, responsible for the debts of any other Person;

            COLLATERAL. Such Person shall not provide any of its assets as collateral for the benefit of any other entity; nor shall such Person allow any lien to be taken on any of its assets for the benefit of any other Person;

            USE OF FUNDS. Such Person shall use its funds solely for its own partnership or limited liability company purposes, as the case may be, and use only its own funds (including contributed capital and loan proceeds) for such purposes, and maintain its own separate bank accounts and employment relationships;

            DEALINGS WITH AFFILIATES. Such Person shall deal with its Affiliates solely on an arm's length basis, and provide services to and obtain services from (and transact any other business with) any such Affiliates based only on written agreements in its own name; and

            CERTAIN PROCEEDINGS. Under its organizational documents, such Person shall at all times have at lease one (1) Independent Director and shall be incapable of commencing any proceeding under any Insolvency Law so long as the Loan has not been paid in full without the consent of all directors, including the Independent Director.

            "STATE" means the State of New York.

            "TAKING" means a taking or voluntary conveyance during the term hereof of all or part of the Leased Premises, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting the Leased Premises or any portion thereof whether or not the same shall have actually been commenced.

            "THIRD PARTY CLAIMS" means any claims, actions, demands or proceedings (other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to health or welfare or any other cause of action due to Contamination, and whether or not seeking costs, damages, penalties, expenses or other remedies, brought by any person other than a Governmental Authority or agency.

            "TITLE COMPANY" shall mean Fidelity Title Insurance Company and Stewart Title Insurance Company.

            "TITLE POLICY" means a policy of title insurance for the Mortgage, issued by Title Company, insuring the Mortgage as a first mortgage subject only to the Permitted Encumbrances, with such affirmative insurance, endorsements and reinsurance arrangements as Lender shall require.

            "TRUSTEE" means Wells Fargo Bank Northwest, N.A., or such replacement or successor as Lender, or Borrower in accordance with the provisions of SECTION 9.1, shall designate from time to time.

            "UCC" means the Uniform Commercial Code in effect from time to time in New York, or, as appropriate, the state in which the Collateral or Borrower's principal office is located, or where Borrower was formed.

            "USURY LIMIT" means an annual rate of interest equal to the maximum rate (if any) permitted under applicable law at the time taking into account the nature and size of the Loan and the status of Borrower and Lender. If no such maximum rate exists at a particular time, then references to Usury Limit shall be disregarded.

      2.    TERMS OF LOAN.

            2.1. LOAN AND NOTE. Subject to the terms and conditions of the Loan Documents, Lender agrees to advance the Loan to Borrower. On or about the Closing Date, at Borrower's request Lender is advancing to Title Company, on account of the Loan, for Borrower's benefit, the entire Loan Amount minus the sum of (i) the actual out of pocket third-party expenses incurred by Lender in connection with the underwriting, origination, and funding of the Loan, and (ii) the fees and expenses of Lender's counsel. Borrower acknowledges receipt of the entire Loan Amount.

            2.2. INTEREST AND PRINCIPAL. On each Payment Date, Borrower shall make payments of interest and principal in the amount(s) required pursuant to EXHIBIT "C" annexed hereto and made a part hereof. The parties acknowledge and agree that in the event that a Demand Registration (as such term is defined in the Registration Rights Agreement entered into as of the date hereof (the "REGISTRATION AGREEMENT")) is not filed on or prior to the Required Filing Date (as defined in the Registration Agreement) and/or such Demand Registration is not effective within two hundred seventy (270) days after the Required Filing Date, then, in either of such events, the then current Contract Interest Rate shall be increased by 25 basis points (.25%). From and after the date the Contract Interest Rate is increased, Borrower shall, from and after such date, pay interest and principal based on such increased interest rate. Accordingly, EXHIBIT "C" annexed hereto shall be modified to reflect such increase(s), it being understood and agreed that the rate of amortization shall remain constant. Interest shall accrue through the close of business on the preceding day on the outstanding balance of the Loan at a rate per annum equal to the Contract Interest Rate in effect from time to time, computed on the basis of a "360-day year" consisting of 12 months of 30 days each month. Such phrase, as used throughout this Agreement, means that in computing interest for the subject period, the interest rate shall be multiplied by a fraction, the denominator of which is 360 and the numerator of which is 180. Interest shall commence when and only when Lender has disbursed the Loan proceeds to Title Company for the closing, but any such disbursement shall not be deemed to constitute Lender's acknowledgment that all closing conditions have been satisfied.

            2.3. NO DEFERRAL. On each Payment Date, Borrower shall pay all interest then accrued on account of the Loan and Borrower shall have no right to defer or accrue payment of any interest.

            2.4. REPAYMENT ON MATURITY DATE. Borrower shall repay in full the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon as calculated through and including the Maturity Date, and all other Obligations and other sums that may be payable under or with respect to the Loan or the Loan Documents, on the Maturity Date, which obligation shall be secured by the Security Documents. Lender shall not be required to notify Borrower of the Maturity Date.

            2.5. BORROWER'S NOTE. Borrower's obligation to pay the principal of and interest on the Loan and all other amounts due under the Loan Documents shall be evidenced by the Note, duly executed and delivered by Borrower on the Closing Date. The Note shall be payable as to principal, interest and all other amounts due under the Loan Documents, as specified in this Agreement, with a final maturity on the Maturity Date. Lender is hereby authorized to endorse on the schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest or other amounts due under the Loan Documents, in respect thereof. Such schedule shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Lender shall have the right to have the Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, upon written request to Borrower and, in such event, Borrower shall promptly execute additional or replacement Notes. At no time shall the aggregate original principal amount of the Note (including additional or replacement Notes in substitution therefor) exceed the Loan Amount.

            2.6. APPLICATION OF PAYMENTS.

                  2.6.1. ORDER OF APPLICATION. Any payments made by Borrower with respect to the Loan shall be applied in the following order of priority (unless specified otherwise by Lender), subject to the Payment Priority
Exceptions:

                          2.6.1.1. CERTAIN CHARGES. To pay (i) first, all
outstanding Late Charges; and (ii) second, all outstanding costs and expenses incurred by Lender (other than Late Charges) and unreimbursed Protective Advances, together with interest thereon at the Default Rate.

                          2.6.1.2. INTEREST. To pay accrued but unpaid interest
on the principal balance of the Loan.

                          2.6.1.3. REMAINING PRINCIPAL. To repay the principal
amount of the Loan together with any prepayment premium contemplated by this Agreement.

                          2.6.1.4. OTHER. To pay any other sums then due and
payable to Lender.

                  2.6.2. EXCEPTIONS. Notwithstanding anything to the contrary in the Loan Documents, Borrower and Lender agree as follows with respect to the priority of application of any payments made at any time with respect to the Loan (the "PAYMENT PRIORITY EXCEPTIONS"):

                          2.6.2.1. EVENT OF DEFAULT. If any Event of Default has
occurred and is continuing, then Lender may apply any payments in such order and to such items as Lender shall deem appropriate in Lender's sole and absolute discretion.

                          2.6.2.2. FAILURE TO SPECIFY. If Lender fails to
specify how any payment has been applied, then Lender may specify such application thereafter at any time by written notice to Borrower.

                          2.6.2.3. SPECIFICATION BY BORROWER. Borrower shall
have no right, power or authority to specify how payments shall be applied.

                          2.6.2.4. LIMITATION OF LIABILITY. Lender's liability
for any failure to apply payments in the order required by this Agreement shall be limited to an obligation to reapply payments in the order required.

            2.7. REVERSAL OF PAYMENTS. To the extent that Borrower makes any payment to Lender or Lender receives any payment or proceeds of any Collateral for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, then to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if Lender had not received such payment or proceeds.

            2.8. PREPAYMENT. The Loan is closed to prepayment in whole or in part, during the period commencing on the date hereof and ending immediately prior to June 14, 2006. Thereafter, Borrower may prepay the Loan in whole, or in part, but only: (a) where expressly required by the Loan Documents or (b) if:
(1) such prepayment occurs on a Payment Date, (2) Borrower has given Lender at least 10 Business Days prior written notice of such prepayment, and (3) such prepayment is in an amount equal to or greater than $50,000,000. Every payment of principal of the Loan before the Scheduled Maturity Date, other than on account of the required amortization hereunder or an Externally Caused Prepayment, shall be deemed to constitute a prepayment of the Loan. Simultaneously with any such prepayment of the Loan, Borrower shall pay Lender a Make-Whole Premium calculated upon the amount of Borrower's prepayment. In addition, if at the time of such prepayment the Loan is closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to three percent (3%) of the outstanding balance of the Loan. Borrower's obligation to pay such Make-Whole Premium shall constitute an Obligation and shall be secured by all the Security Documents.

            2.9. NO REVOLVER. To the extent that Borrower has paid or repaid any portion of the Loan, Borrower shall not be entitled to reborrow such sum.

            2.10. MANNER AND TIMING OF PAYMENTS. Borrower shall make each payment required by this Agreement (including repayment of the Loan in full on the Maturity Date) not later than 12:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds actually received by Lender. For any payment of interest or principal on the Loan as to which Lender actually receives good funds after 12:00 p.m., interest at the Interest Rate shall continue to accrue on such amount so paid through the next Business Day. Any payment made by Borrower by wire transfer or other immediately available funds and actually received by Lender before 12:00 p.m. (New York City time) on a Business Day shall be deemed to have been received and cleared by Lender on the date of receipt. If a payment is received by Lender after 12:00 p.m. (New York City time) on a Business Day, then such payment shall be deemed to have been received and cleared by Lender on the next Business Day.

            2.11. LATE CHARGE. If Borrower fails to pay any payment due under this Agreement on the date such payment is due and payable, then Borrower shall pay Lender a Late Charge with respect to such payment.

            2.12. TAXES.

                  2.12.1. NO DEDUCTIONS FOR GENERAL TAXES. Any and all payments by Borrower hereunder or under the Note or otherwise with respect to the Loan shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding taxes imposed on or measured by the net income of Lender, which taxes shall be the sole responsibility of Lender) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "GENERAL TAXES"). If Borrower shall be required by law to deduct any General Taxes from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable by Borrower to Lender on account of General Taxes) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Borrower shall be entitled to any refunds, credits, or other reimbursements issued by any taxing or other authority and actually received by Lender and resulting from any amounts so paid by Borrower.

                  2.12.2. TRANSACTION TAXES. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, excise, mortgage recording or property taxes, charges or similar levies that arise from any payment made hereunder or under the Note or from the execution, delivery, registration or recordation (if any) of, or otherwise with respect to, this Agreement, the Note or any other Loan Documents (hereinafter referred to as "TRANSACTION TAXES").

                  2.12.3. RIGHT TO CONTEST. Borrower shall have the right to contest any General Taxes and/or Transaction Taxes (collectively, "TAXES") provided that nonpayment of such Taxes shall not, in Lender's reasonable judgment, materially adversely affect Lender's liens on the Leased Premises (including the enforceability or priority thereof).

                  2.12.4. INDEMNIFICATION. Borrower shall indemnify Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on account of any amounts payable by Borrower pursuant to Borrower's obligations under this Agreement with respect to Taxes) paid or payable by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within ten (10) days from the date Lender provides Borrower with written demand for payment.

                  2.12.5. SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower relating to payment of Taxes shall survive the payment in full of all Obligations.

            2.13. MORTGAGE DEFEASANCE.

                  2.13.1. SCHEDULED DEFEASANCE PAYMENTS. Provided no Event of Default exists, and subject to the satisfaction of the terms and conditions of this Section, Borrower may elect, at any time during the term hereof to obtain a release (the "MORTGAGED PROPERTY RELEASE") of the Mortgaged Property from the lien of the Mortgage (and any UCC financing statement) by delivering to Lender (a "DEFEASANCE"), as security for the payment of all interest and principal due and to become due pursuant to the Note through the Maturity Date, plus the principal balance of the Note scheduled to be outstanding on the Maturity Date and any and all Trustee fees required under SECTION 9.1, Defeasance Collateral (as defined herein) sufficient, through the scheduled payment of interest and principal in accordance with its terms (without consideration of any reinvestment of interest therefrom), to provide for payments prior, but as close as possible, to all successive payment dates after the Defeasance Date (as defined herein) through and including the Maturity Date, and in amounts equal to or greater than the scheduled payment of interest and principal due under the Note, including the principal balance of this Note scheduled to be outstanding on the Maturity Date ("SCHEDULED DEFEASANCE PAYMENTS").

                  2.13.2. DEFEASANCE. As a condition precedent to a Defeasance, and prior to the delivery of any Mortgaged Property Release, Borrower shall have complied with all of the following:

            (1) Borrower shall provide not less than ten (10) days prior written notice to Lender specifying a Payment Date upon which it intends to effect a Defeasance hereunder (the "DEFEASANCE DATE").

            (2) All accrued and unpaid interest on the principal balance of the Note to and including the Defeasance Date and all other sums due under this Note, and the Mortgage shall be paid in full prior to the Defeasance Date.

            (3) Borrower shall have delivered to Lender a certificate reasonably satisfactory to Lender given by Borrower's independent certified public accountant (which accountant shall be satisfactory to Lender) certifying that the Defeasance Collateral shall generate amounts semi-annually equal to or greater than the Scheduled Defeasance Payments.

            (4) Borrower shall execute and deliver to Lender, a pledge and security agreement reasonably satisfactory to Lender creating a first priority lien on the Defeasance Collateral (a "DEFEASANCE SECURITY AGREEMENT").

            (5) Borrower shall deliver a Rating Agency Confirmation.

                  2.13.3. DEFEASANCE COLLATERAL. The term "DEFEASANCE COLLATERAL" as used herein shall mean a portfolio of Government Securities (as defined in SECTION 2(a)(16) of the Investment Company Act of 1940), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance reasonably satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral the first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests. Borrower shall authorize and direct that the payments received from such obligations shall be made directly to Lender or Lender's designee and applies to satisfy the obligations of the Borrower or, if applicable, the Defeasance Obligor, under the Note.

                  2.13.4. CONDITIONS. Upon Borrower's compliance with all of the conditions of Defeasance and a release set forth in this SECTION 2.14, Lender shall release the Mortgaged Property from the lien of the Mortgage (and any UCC financing statement). All costs and expenses of Lender incurred in connection with the Defeasance and Mortgaged Property Release, including, without limitation, Lender's counsel's reasonable fees and expenses and recording fees and charges and Rating Agencies fees and expenses, shall be paid by Borrower simultaneously with the delivery of the release documentation.

            2.14. RESERVE ACCOUNT

                  2.14.1. RESERVE ACCOUNT. Lender shall direct Correspondent Bank to hold the Reserve Account in an account which shall be named "Penn Station Leasing, LLC, for the benefit of A/P I Deposit Corporation" and shall be under the sole dominion and control of Lender, subject only to Lender's obligation to cause Correspondent Bank to comply with Borrower's investment instructions, on the terms and conditions and as more fully set forth herein, with respect to the amounts held in the Reserve Account. Borrower shall have no right to withdraw or direct the release of any funds from the Reserve Account. If an Event of Default occurs and is continuing, Lender shall apply funds in the Reserve Account to make any payment that Borrower failed to make under any of the Loan Documents and, upon such application, the Event of Default which gave rise to Lender's application of funds in the Reserve Account shall be deemed cured. In the event that Lender shall apply any portion of the Reserve Account as provided herein, Borrower may, but shall not be obligated to, replenish the Reserve Account from time to time, in which event Lender shall have the obligation to continue to apply funds in the Reserve Account to make any payment that Borrower has failed to make as provided herein. If Borrower has paid and performed all Obligations, then Lender shall release the Reserve Account to Borrower. Any interest earned on the Reserve Account shall be applied: (a) first, at Borrower's election, to be deposited into the Reserve Account to replenish the same to the extent, if any, funds were applied from the Reserve Account in accordance with the provisions hereof; (b) second, provided that no Event of Default exists and is continuing, to be automatically disbursed monthly to Borrower; and (c) if an Event of Default exists and is continuing, then to be paid to Lender to be applied to the Obligations; any such interest earnings shall be reported as income of Borrower. Lender shall have no liability for any loss of funds in the Reserve Account. Anything to the contrary contained herein notwithstanding, Borrower shall have the right to reasonably direct Correspondent Bank regarding the manner in which the Reserve Account shall be invested, provided however that: (i) such investments shall be made solely in Permitted Investments; (ii) neither Lender nor Correspondent Bank shall have any responsibility for the creditworthiness, yield, return, potential loss of principal, or any other investment characteristics of any Permitted Investments selected by Borrower;
(iii) Borrower shall pay all costs, expenses, and commissions associated with investment of the Reserve Account in Permitted Investments; (iv) Lender may limit the total amount of individual Permitted Investments to no more than a total of four at any one time; and (v) Lender may limit the frequency of investment instructions to no more than one per calendar month and may require at least five (5) Business Days prior notice of such instructions. At any time when Borrower has not provided investment instructions pursuant to this Section, Lender shall direct Correspondent Bank to invest the Reserve Account in Permitted Investments reasonably selected by Lender. Lender shall notify Borrower of the account number of the Reserve Account and the bank where the Reserve Account is held, and any change in the foregoing. Lender shall have no liability for any loss of funds invested at Lender's direction if such funds are invested in Permitted Investments.

                  2.14.2. SUBSTITUTION. Notwithstanding anything to the contrary contained in SECTION 2.14.1, in lieu of all (or any part) of the deposits to the Reserve Account required hereunder, Borrower may deliver to Lender a Credit Facility in an amount equal to the amount then held in the Reserve Account (or the difference between the amount required to be deposited in the Reserve Account and the amount so deposited therein), in form and substance reasonably acceptable to Lender. Lender shall draw upon the Credit Facility in the same manner and with the same effect as if the amounts so drawn therefrom were sourced from the Reserve Account. In the event that the long-term unsecured debt rating of the issuer of the Credit Facility is no longer rated at least "BBB-" (or the equivalent), Lender shall provide written notice of such downgrade to Borrower. Borrower may, but shall not be obligated to, replace such Credit Facility (the "DOWNGRADED CREDIT FACILITY") with a new Credit Facility that fully complies with the definition of such term in the amount of the balance of the Downgraded Credit Facility. If Borrower fails to replace the Downgraded Credit Facility with a new Credit Facility pursuant to the preceding sentence within ten (10) days after receipt of written notice from Lender of such downgrade, Lender shall be entitled to draw upon the entire balance of the Downgraded Credit Facility and deposit the amounts so drawn in the Reserve Account to be applied as provided in SECTION 2.14.1.

      3.    CONDITIONS TO LOAN.

            As conditions to Lender's making the Loan and disbursing the Loan proceeds, Borrower shall execute, deliver and/or provide to Lender the following, all of which shall be in form and substance satisfactory to Lender in Lender's sole and absolute discretion:

            3.1. NOTE. The Note.

            3.2. FORMATION, ORGANIZATION, ETC. Borrower's: (a) documents evidencing organization, authority and the issuance of all necessary internal consents and approvals for the Loan and the Loan Documents; (b) certificates of good standing and qualification to do business issued by the jurisdiction of organization and the state where the Leased Premises is located; and (c) amendments, if any, to the Organizational Agreement as necessary to require Borrower to comply with the SPE Covenants.

            3.3. OPINION OF COUNSEL. An opinion of counsel for: (a) matters of State law; (b) enforceability of Loan Documents; and (c) substantive consolidation as required by Lender's counsel.

            3.4. SECURITY DOCUMENTS. The Mortgage and all other Security Documents as required by Lender for the Mortgaged Property and the Collateral.

            3.5. TITLE INSURANCE. The Title Policy.

            3.6. ENVIRONMENTAL ASSESSMENT REPORTS. Environmental Assessment Reports for the Leased Premises.

            3.7. INSURANCE. Certificates of hazard insurance and liability insurance as required by SECTION 6.5 hereof.

            3.8. FINANCIAL INFORMATION. Such financial information as Lender shall require.

            3.9. NO VIOLATIONS. Lender shall have determined that the making of the Loan shall not cause Lender to be in violation of applicable law and regulations.

            3.10. LICENSING. Evidence satisfactory to Lender that all requisite certificates of occupancy, and other material licenses, certificates, approvals or consents required by any regulatory authority having jurisdiction over the Leased Premises have been issued and maintained and that there is no litigation, action, citation, injunctive proceeding, or like matter pending or threatened with respect to the validity of such matters if adversely decided would have a Material Adverse Effect.

            3.11. LEASES. A schedule of leases and current certified Rent Roll.

            3.12. COLLECTION ACCOUNT. Evidence satisfactory to Lender of the establishment with a financial institution acceptable to Lender (a "DEPOSIT BANK") of a collection account (the "COLLECTION ACCOUNT"), which shall be an account with a separate and unique identification number and entitled "Penn Station Leasing, LLC, with a security interest therein granted to A/P I Deposit Corporation as the Lender pursuant to a Loan and Security Agreement, dated as of June 20, 2001, between Penn Station Leasing, LLC and A/P I Deposit Corporation, as Lender." Borrower shall cause the Deposit Bank to deliver to Lender a fully executed Depository Acknowledgment.

            3.13. OTHER DOCUMENTS AND DELIVERIES. Such other documents, deliveries, certificates and other items as Lender shall reasonably require for the Leased Premises and the Loan and similar to those that lenders require in loan transactions similar to the transactions contemplated by this Agreement.

      4.    SECURITY FOR OBLIGATIONS.

            4.1. GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due of the Obligations, Borrower hereby presently and unconditionally conveys, assigns, mortgages, pledges, hypothecates, transfers and delivers to Lender, and grants to Lender a continuing security interest in, all Collateral.

            4.2. FURTHER DOCUMENTATION. Borrower shall execute and deliver all documents and instruments necessary or appropriate to evidence and perfect Lender's security interest in the Collateral, including additional Security Documents as required and any and all financing statements and other documents and instruments as may be reasonably required by Lender and similar to those that lenders require in loan transactions similar to the transactions contemplated by this Agreement.

            4.3. SECURITY AGREEMENT; UCC REMEDIES. This Agreement shall constitute a security agreement under the UCC. Lender shall have, with respect to the Collateral, all of the rights, remedies, powers and privileges of a secured party under UCC Article 9, and all rights, remedies, powers and privileges set forth in the Loan Documents.

            4.4. SECURITY FOR OBLIGATIONS. Borrower's obligation to (re)pay the Obligations shall be secured by, among other things:

                  4.4.1. MORTGAGE. The Mortgage; and

                  4.4.2. COLLATERAL AND SECURITY DOCUMENTS. All other Collateral and all other Security Documents.

            4.5. SECURITY INTEREST IN ACCOUNTS. As additional security for Borrower's payment of the Obligations and performance of all other covenants and conditions required on the part of Borrower to be observed or performed hereunder and under the other Loan Documents, Borrower hereby pledges to and grants to Lender a continuing security interest in the Accounts. Without limiting any other rights or remedies of Lender under the Security Documents or applicable law, if an Event of Default occurs and is continuing then Lender may retain the Accounts and apply them against the Obligations in whatever order Lender sees fit, other than with respect to the Reserve Account, for which separate provision is made pursuant to SECTION 2.14 hereof.

      5.    BORROWER'S REPRESENTATIONS AND WARRANTIES.

            As an inducement to Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender as follows, each of which representations and warranties shall be deemed to be made, both as of the Closing Date and at all times thereafter until the outstanding balance of the Loan (including principal, interest, and other charges) is paid in full, both as to Borrower and the Leased Premises.

            5.1. DUE ORGANIZATION. Borrower is a Single-Purpose Entity duly organized, validly existing and in good standing under the laws of a State of the United States and (i) is authorized to do business in all jurisdictions in which qualification is necessary, (ii) has all requisite power and authority to own its property and conduct its business as conducted and as contemplated hereunder and to enter into and perform its obligations under this Agreement and all other documents and instruments contemplated hereby, and (iii) holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of business as contemplated hereby.

            5.2. AUTHORIZATION AND ENFORCEABILITY. The execution and delivery of the Loan Documents, and the performance of all obligations hereunder and thereunder, (i) have been duly authorized by all necessary company action of Borrower, and (ii) do not and shall not require any consent or approval of, notice to or any action by, any Person or, if required, such consents or approvals have been obtained. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            5.3. NO MATERIAL LITIGATION. No Material Litigation is pending, or to the knowledge of Borrower, presently threatened, at law or in equity, or before or by any Person, including any Governmental Authority.

            5.4. COMPLIANCE WITH LAW. Neither Borrower nor the Leased Premises is in violation of or in default under any applicable laws or regulations that would result in a Material Adverse Effect. Borrower is not in violation or default under any material order, writ, injunction, demand or decree of any court or any other Governmental Authority. Borrower is not in violation or default under any indenture, agreement or other instrument to which it is a party or by which its properties are bound that would result in a Material Adverse Effect. All licenses, permits, and certificates of occupancy necessary for the operation of the Leased Premises as currently operated and for the legal occupancy of the Leased Premises have been obtained and are in full force and effect and have not been revoked or the failure to obtain such permits would not result in a Material Adverse Effect. Borrower has received no notice of any intended or threatened revocation of any of the items described in the preceding sentence that would result in a Material Adverse Effect.

            5.5. NO CONFLICT. The Borrower's execution and delivery of the Loan Documents, and performance of its obligations hereunder and thereunder do not and shall not: (i) violate or result in a breach by Borrower of, or constitute a default under, or conflict with, or cause any acceleration of, any obligation under any indenture, deed of trust, document, agreement or instrument to which Borrower is a party or by which it or its property may be bound; (ii) violate
(A) the charter document or Organizational Agreement of Borrower or (B) any provision of applicable law, regulation or order, including the provisions of any federal or state tax or securities laws and any applicable rule, regulation, order, writ, injunction or decree of any court or Governmental Authority; or
(iii) result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any property or assets of Borrower, other than those created pursuant to the Security Documents.

            5.6. OWNERSHIP. Borrower is the sole owner and holder of the tenant's interest in the Prime Lease and the leasehold estate created thereby, subject only to Permitted Encumbrances. Borrower has full power and authority to grant a security interest in the Mortgaged Property without the consent of any other Person. There are no security interests, liens or encumbrances on the Collateral, other than Permitted Encumbrances.

            5.7. PLACE OF BUSINESS. Borrower's principal place of business is located at 60 Massachusetts Avenue, N.E., Washington, D.C. 20002. Borrower keeps its books and records at such address.

            5.8. FINANCIAL STATEMENTS. All financial statements that Borrower has submitted to Lender or submits to Lender after the Closing Date were or shall be (as applicable) true and correct in all material respects and as of the respective dates of such financial statements, fairly present the respective financial conditions and results of operations of Borrower as of the dates indicated and the results of operations and changes in financial position, if any, for the periods therein specified, and are correct and complete. All such financial statements were or shall be, as applicable, prepared in accordance with Accounting Principles. All PRO FORMA financial statements submitted by Borrower to Lender that purport to show future financial results were, or shall be, as applicable, a fair and reasonable forecast (but shall not be deemed a guaranty) of the results of future operations based upon facts known or reasonably predicted based upon known facts by the preparer thereof, as of the respective dates of such PRO FORMA statements.

            5.9. ACCURATE AND COMPLETE. This Agreement and all financial statements, schedules, reports, information, applications, data, opinions, certificates, confirmations, applications, affidavits, agreements and other materials submitted to Lender in connection with or in furtherance of the Loan, this Agreement, other Loan Documents, or other documents so submitted by or on behalf of Borrower, to Borrowers' best knowledge, fully and fairly stated the matters with which they purported to deal and neither knowingly misstated any material fact nor, separately or in the aggregate, omitted or failed to state any material fact necessary to make the statements made therein not misleading.

            5.10. NOT USURIOUS. The indebtedness evidenced by the Loan, including interest, fees and charges provided for herein, is a business loan; the Loan is an exempted transaction under the Truth in Lending Act, 15 U.S.C.
Section 1601 ET SEQ.; and the Loan does not, and when disbursed shall not, violate the provisions of any consumer credit laws or usury laws of any Governmental Authority.

            5.11. NO FRAUD. No fraud by Borrower or any Affiliate of Borrower has occurred in the negotiation of this Agreement or other documents related to the consummation of the transactions contemplated by this Agreement.

            5.12. ERISA. There are no Plans with respect to Borrower nor is Borrower subject to any claim or lien by reason of any Plan.

            5.13. SECURITY INTEREST. The Security Documents constitute and create a valid and continuing lien on and security interest in the Collateral in favor of Lender, prior to all other liens and rights of others, except Permitted Encumbrances, and is enforceable as such as against creditors of and purchasers from Borrower and as against any owner of the real property where any of the Equipment is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in any proceeding in equity or at law). All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

            5.14. SOLVENCY. Borrower is, and after consummation of the transactions contemplated by this Agreement and the other Loan Documents, shall be, solvent. For the purpose of this paragraph "solvent" means (i) the fair value of the property of Borrower is greater than the total amount of liabilities, including contingent liabilities, of Borrower, (ii) the amount that will be required to pay the probable liabilities of Borrower on its debts as they become absolute and matured shall not be greater than the fair value of the assets of Borrower at such time, (iii) Borrower is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) Borrower does not intend to, and does not believe that it shall, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (v) Borrower is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which Borrower's property would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which Borrower is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability. Borrower has a positive net worth and is solvent.

            5.15. SINGLE PURPOSE ENTITY. Borrower is not engaged in any joint venture, business or partnership whatsoever other than the ownership and operation of the Leased Premises. Borrower is and shall be at all times be a Single Purpose Entity.

            5.16. NO CONTRACTS. Borrower does not own or hold, and is not obligated under or a party to, any purchase option, right of first refusal to purchase or any other contractual right to purchase, acquire, sell, assign or dispose of the Leased Premises or any portion thereof except the Prime Lease.

            5.17. PHYSICAL CONDITION. All components of the Leased Premises and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, systems and facilities included therein or serving the foregoing in any way, are in working order and repair except where the failure thereof would not result in a Material Adverse Effect.

            5.18. NO CONDEMNATION OR OTHER EVENTS. Borrower has not received notice, nor does Borrower have any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting a material portion of the Leased Premises or of any sale or other disposition of the Leased Premises in lieu of condemnation.

            5.19. NO FLOOD HAZARDS. No portion of the Leased Premises is located in a special flood hazard area as designated by any Governmental Authority.

            5.20. ACCESS. Except as may be identified as a specific exception in the Title Policy, the Leased Premises has access to and from a public street and roadway that is adequate for its intended use.

            5.21. UTILITY SERVICES. All utility services (e.g., water, electric, telecommunication, gas, sewer, etc.) are available and operational in sufficient size and capacity for the operation of the Leased Premises for its intended use except in the case where the lack thereof would not result in a Material Adverse Effect.

            5.22. INVESTMENT COMPANY ACT. Borrower is not required to register as an "investment company" under the Investment Company Act of 1940, as amended. The making of the Loan by Lender, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents shall not violate any applicable provision of such Act or any applicable rule, regulation or order issued by the Securities and Exchange Commission thereunder that is binding on Borrower.

            5.23. MARGIN REGULATIONS. Borrower does not own any "margin security," as that term is defined in Regulations U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and the proceeds of the Loan shall be used only for the purposes contemplated hereunder. The Loan shall not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security or for any other purpose that might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. Borrower shall not take or permit any agent acting on its behalf to take any action that might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

            5.24. LEASES. The Rent Roll is true, correct and complete in all material respects and lists all Leases affecting the Leased Premises or any portion thereof, and (except to the extent waived by Lender) accurately sets forth the following information for each Lease: (i) the name of the tenant; (ii) monthly rental (or the method of computation thereof) and the date through which rent has been paid and any security deposit; and (iii) term, including any renewal or extension options. No Person has any possessory interest in the Leased Premises or right to occupy the same except under, and pursuant to, the provisions of the Leases (and subleases thereunder). Each Lease listed in the Rent Roll is a valid lease in accordance with its terms and there are no material defaults thereunder by either party thereto. No rent or other income from such Leases has been pledged, assigned or otherwise transferred or encumbered, except pursuant to the Assignment of Leases.

            5.25. NO LEASING COMMISSIONS. Borrower owes no leasing commissions in connection with any Leases in effect (or that have previously been executed and delivered but are not yet in effect) as of the Closing Date.

            5.26. TAXES; ELECTIONS. All federal, state and local tax returns, reports and statements required to be filed by Borrower, if any, have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes and other impositions, if any, have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof.

            5.27. BROKERS. Except for Credit Lyonnais Securities (USA), Inc. (whose fees and commissions shall be the sole responsibility of Borrower), Borrower has not dealt with any broker or mortgage banker or finder in connection with the Loan.

            5.28. EMPLOYMENT, LABOR AND MANAGEMENT AGREEMENTS. No employment, consulting or management agreements cover Borrower's management or the management of the Leased Premises. No collective bargaining agreements or other labor agreements cover any employees of Borrower.

            5.29. OPINION OF COUNSEL. The opinion(s) of Borrower's counsel being delivered to Lender on the Closing Date in connection with the Loan is/are being delivered by Borrower's counsel to Lender at Borrower's request and Lender is entitled to rely thereon and to be an addressee of such opinion(s).

            5.30. CONTRACTS. Borrower has not sold, assigned, transferred, mortgaged or pledged any of Borrower's rights and interests in or under the Major Contracts to any person other than Lender and has not executed any other document or instrument that might prevent or limit Lender from operating under or realizing the benefits of the terms, conditions and provisions of this Agreement.

      6.    BORROWER'S COVENANTS.

            Borrower covenants and agrees with Lender (such covenants and agreements to remain in full force and effect until all Obligations have been paid and performed in full) as follows:

            6.1. PROTECTION OF COLLATERAL. Borrower shall appear in and defend any action or proceeding that may affect its title to or Lender's interest in the Leased Premises.

            6.2. COMPLIANCE. Borrower shall perform all its obligations under all Loan Documents, when and as such performance is required under the Loan Documents, and shall pay and perform all obligations under the Loan. If Borrower fails to perform its obligations under the preceding sentence, then without limiting Lender's other remedies, Lender shall have the right, but not the obligation, after 30 days' notice to Borrower and Borrower's continued failure to perform such obligation(s) during such period (provided that no such notice shall be required with respect to any obligation which, if unpaid, may in Lender's reasonable determination have a Material Adverse Effect), to make a Protective Advance to cure or attempt to cure such default. Borrower shall within five (5) Business Days after demand repay such Protective Advance (which obligation shall constitute an Obligation for purposes of this Agreement), together with interest thereon at the Default Rate from the date of payment to and including the date of repayment. Failure to make such payment within such period after notice shall constitute an Event of Default.

            6.3. BOOKS AND RECORDS. Borrower shall maintain at its principal place of business full, true and accurate books and records concerning its business, including the Leased Premises.

            6.4. ACCESS. Lender and any of its officers, employees and/or agents shall have the right to inspect the Leased Premises as frequently as Lender determines to be reasonably appropriate, (i) at any time without notice if (y) an Event of Default exists, or (z) there is an emergency currently existing at the Leased Premises, to be inspected in Lender's reasonable judgment, and (ii) during normal business hours upon reasonable notice and subject to the rights of tenants.

      6.5.  INSURANCE.

                  6.5.1. REQUIRED INSURANCE COVERAGE. Borrower shall maintain or cause to be maintained the following insurance policies and coverage on the Leased Premises:

                          6.5.1.1. PROPERTY INSURANCE. Property insurance
against all loss customarily included under so called "All Risk" policies including flood, earthquake, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Leased Premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure against the additional expense of demolition and increased cost of construction because of the enforcement of laws regulating reconstruction at the time of rebuilding following a loss. The amount of such "All Risk" insurance shall be not less than the greater of (a) one hundred percent (100%) of the replacement cost value of the Leased Premises, calculated as if the Leased Premises could be fully restored at its present location and (b) the Principal Amount. Each such insurance policy shall contain an agreed amount (the "COINSURANCE WAIVER") and replacement cost value endorsement and shall cover all tenant improvements and betterments that Borrower is required to insure in accordance with the Prime Lease. If the insurance required under this paragraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost. Lender shall be named "Loss Payee" on a standard mortgagee endorsement and be provided not less than 30 days advance notice of change in coverage, cancellation or non-renewal.

                          6.5.1.2. FLOOD INSURANCE. If any portion of the Leased
Premises is located within an area designated as "flood prone" or a "special flood hazard area" (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance shall be provided, in an amount not less than what other commercial lenders require of other owners of other property and buildings similar to the Leased Premises be insured for but not in excess of the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the Leased Premises and otherwise only to the extent economically reasonable.

                          6.5.1.3. BOILER AND MACHINERY INSURANCE. Comprehensive
boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, improvements loss and covering, without limitation, all tenant improvements and betterments which Borrower is required to insure pursuant to the Prime Lease on a replacement cost basis.

                          6.5.1.4. BUILDER'S RISK INSURANCE. During any period
of repair or restoration the cost of which shall be in excess of $5,000,000, if not covered by the property insurance otherwise maintained by Borrower, builder's "Risk" insurance in an amount equal to but not less than the full insurable value of the work then being performed.

                          6.5.1.5. GENERAL PUBLIC LIABILITY INSURANCE. General
public liability insurance, including commercial general liability insurance; owned (if any), hired and non-owned auto liability; and umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, providing in combination no less than $100,000,000 per occurrence or in the aggregate, on an annual basis. The policies described in this paragraph shall cover elevators, escalators, independent contractors, contractual liability (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement), and products and completed operations liability coverage.

                  6.5.2. LENDER AS ADDITIONAL INSURED. All public liability insurance shall name Lender as "Additional Insured" either on a specific endorsement or under a blanket endorsement satisfactory to Lender.

                  6.5.3. POLICY REQUIREMENTS. All policies of insurance required by this Agreement (i) shall be issued by an insurer that has a claims paying ability rating of not less than A:X or better by AM Best, (ii) shall name Lender (and Trustee, if applicable, for the benefit of Lender), as additional insureds as their interests may appear and contain a standard noncontributory mortgagee clause naming Lender or Trustee on behalf of Lender as the party to which all payments made by such insurance company shall be paid, (iii) shall be maintained throughout the term of the Loan without cost to Lender, (iv) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest (including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation), (v) shall contain a waiver of subrogation against Lender and (vi) shall be reasonably satisfactory in form and substance to Lender and reasonably approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Notwithstanding the above, the policies of insurance required by this Agreement may be written by so-called "captive" insurance company(ies) of the Landlord under the Prime Lease, provided that the risk is reinsured with insurers that have a claims paying ability rating of not less than A:X by A.M. Best. Borrower shall pay or cause to be paid the premiums for such policies as the same become due and payable. Copies of said policies, certified as true and correct by Borrower, or insurance certificates thereof, shall be delivered to Lender prior to the expiration of the current policies. Not later than fifteen (15) Business Days prior to the expiration date of each of the policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each policy. Any insurance coverage required by this Agreement may be effected under a blanket policy or policies covering the Leased Premises and other property and assets not constituting a part of the Leased Premises.

                  6.5.4. MANDATORY POLICY PROVISIONS. Each insurance policy shall contain a provision whereby the insurer: (i) agrees that such policy shall not be canceled or terminated, the coverage, deductible, and limits of such policy shall not be modified, other provisions of such policy shall not be modified if such policy, after giving effect to such modification, would not satisfy the requirements of this Agreement, and such policy shall not be canceled or fail to be renewed, without in each case, at least 30 days' prior written notice to Lender, (ii) waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (iii) provides that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums, PROVIDED, HOWEVER, that all expenses incurred by Lender in connection with such action shall be paid by Borrower. In the event any insurance policy (except for general public and other liability insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Leased Premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement or any other Loan Document.

                  6.5.5. NO SEPARATE INSURANCE. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, Borrower may carry insurance not required under this Agreement if any such insurance affecting the Leased Premises shall be for the mutual benefit of Borrower and Lender, as their respective interests may appear, and shall be subject to all other requirements of this Agreement.

                  6.5.6. LENDER'S RIGHT TO PROCURE INSURANCE. Notwithstanding anything to the contrary contained herein, if at any time Lender is not in receipt of written evidence that all insurance required hereunder is maintained in full force and effect, Lender shall have the right (but not the obligation), upon notice to Borrower, to take such action after five (5) days after the mailing of such notice as Lender deems necessary to protect Lender's interest in the Leased Premises, including the obtaining of such insurance coverage as Lender shall deem appropriate, and all expenses incurred by Lender in connection with such action shall constitute Protective Advances.

      6.6.  CASUALTY.

                  6.6.1. LOSSES AND ADJUSTMENT. If a Major Casualty shall occur, then Borrower shall give prompt notice thereof to Lender. In the case of a Casualty covered by any insurance policy required by this Agreement, Lender shall allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; PROVIDED, that Borrower may adjust losses aggregating not in excess of the Immaterial Loss Threshold without Lender's consent provided such adjustment is carried out in a commercially reasonable and timely manner; PROVIDED, FURTHER, that if at the time of the settlement of such claim any Event of Default has occurred and is continuing, then Lender shall be entitled to settle and adjust such claim without the consent of Borrower. In any such case where Insurance Proceeds are in excess of the Immaterial Loss Threshold, Lender shall and is hereby authorized to collect and issue a receipt for any such Insurance Proceeds subject to and to the extent provided for in this Agreement. The reasonable expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall be secured by the Mortgage and shall be reimbursed by Borrower to Lender upon demand therefor.

                  6.6.2. APPLICATION OF PROCEEDS BELOW IMMATERIAL LOSS THRESHOLD. If the Restoration Cost is less than the Immaterial Loss Threshold, then provided that no Event of Default shall have occurred and be continuing, the Insurance Proceeds shall be paid to Borrower. Borrower shall hold such Insurance Proceeds in trust to be applied first to the Restoration Cost. Upon completion of Restoration and payment of the Restoration Cost, Borrower may retain any remaining Insurance Proceeds.

                  6.6.3. APPLICATION OF PROCEEDS AT OR ABOVE IMMATERIAL LOSS THRESHOLD. If the Restoration Cost equals or exceeds the Immaterial Loss Threshold, then the Insurance Proceeds shall be applied to Restoration, but only if the conditions set forth below are satisfied or waived by Lender. If such conditions are not satisfied or waived by Lender, then Lender may apply all Insurance Proceeds to repay the Obligations. The conditions for the use of the Insurance Proceeds for Restoration shall consist of the following, the satisfaction of which shall be determined by Lender in consultation with Lender's Engineer, and all of which must remain satisfied at all times until completion of Restoration:

      o EXPENSES. The Restoration Fund shall first be applied to pay for Lender's reasonable costs and expenses, including the reasonable fees of Lender's Engineer.

      o RESTORATION FUND. The balance of the Restoration Fund shall equal or exceed the Required Restoration Fund Balance. (To the extent that the Restoration Fund at any time exceeds the Required Restoration Fund Balance, Borrower shall be entitled to withdraw such excess so long as no Event of Default shall have occurred and be continuing.)

      o FACILITY SUBLEASE. The Facility Sublease shall remain in full force and effect during and after the completion of the Restoration without abatement of rent.

      o     DEFAULT. No Event of Default has occurred and is continuing.

      o COMPLETION. The Projected Restoration Date shall be no later than 18 months after the adjustment of the insurance claim for the Casualty (Borrower shall diligently prosecute such adjustment to the extent this Agreement permits Borrower to do so).

      o MATURITY. The Projected Restoration Date shall be no later than 3 months before the Scheduled Maturity Date. (For this purpose, the parties may in their sole and absolute discretion agree to an extension of the Scheduled Maturity Date. This condition shall be applied taking into account any such agreed extension.)

      o CAPABLE OF RESTORATION. The Leased Premises may legally be restored to enable the Leased Premises to be used and occupied in substantially the same manner as existed immediately before the Casualty.

      o CONTRACTING ARRANGEMENTS. In the case of a Major Casualty only, Borrower shall have engaged as construction manager or general contractor a nationally recognized construction company with substantial experience in the State.

                  6.6.4. DISBURSEMENT MECHANISMS; RESTORATION. The Restoration Fund (to the extent it consists of cash) shall be held in a segregated account by Lender and (so long as no uncured Event of Default shall exist and be continuing) be applied to the cost of Restoration, in the manner set forth below. Interest on the account shall constitute income of Borrower and be deposited in the Restoration Fund, subject to Borrower's right to withdraw excess funds from the Restoration Fund from time to time in accordance with this Agreement. Borrower covenants to restore, repair, replace or rebuild the Leased Premises to be at least comparable to the (x) use to which it was devoted, (y) economic suitability and efficiency (operations and maintenance), and (z) other material characteristics, as existed immediately before the Casualty, all to be effected in accordance with all applicable law, ordinances, and codes, and plans and specifications approved in advance by Lender, such approval not to be unreasonably withheld or delayed. Borrower shall accomplish such Restoration with diligence and continuity, subject to force majeure. Borrower shall pay all costs (and shall deposit the total thereof with Lender in advance as necessary to cause the Restoration Fund to comply with this Agreement at all times) of such Restoration in excess of the Insurance Proceeds made available under this Agreement. The Restoration Fund shall constitute additional Collateral. Borrower hereby grants Lender a security interest in the Restoration Fund and agrees to execute such documentation as Lender shall require to evidence such security interest. If an Event of Default occurs during Restoration, then at any time when such Event of Default has not been cured Lender may at its option apply the Restoration Fund to the Obligations. After such application of the Restoration Fund, even if Borrower cures the Event of Default Borrower shall have no right to require Lender to reverse such application of the Restoration Fund, provided that, after such application, the Event of Default shall be deemed waived.

                  6.6.5. DISBURSEMENT DOCUMENTATION. If Borrower is entitled to reimbursement out of the Restoration Fund, the Restoration Fund (and any Insurance Proceeds released from time to time by the insurance carrier) shall be disbursed from time to time (at least once a month), provided that the conditions to Restoration continue to be satisfied at all times, upon Lender or Lender's Engineer being furnished with (A) evidence reasonably satisfactory to it of the then-current Restoration Cost, (B) any amount then required to be deposited into the Restoration Fund to comply with the conditions of this Agreement, and (C) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds and other evidences of cost, payment and performance of the foregoing Restoration as Lender or Lender's Engineer may reasonably require and approve. Lender may, in any event, require that all plans and specifications, if any, for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender or Lender's Engineer prior to commencement of work, such approval not to be unreasonably withheld or delayed. Lender may retain Lender's Engineer to inspect any Restoration work and review Borrower's request for payments and Borrower shall, within fifteen (15) days after demand by Lender, reimburse Lender for the reasonable fees and disbursements of Lender's Engineer. No payment made prior to the final completion of Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time (except for Restoration work on a trade by trade basis in which event, payment may be made in full upon the completion of such work by each trade); funds other than Insurance Proceeds shall be disbursed prior to disbursement of such proceeds; and, at all times, the undisbursed balance of the Restoration Fund shall equal or exceed the Required Restoration Fund Balance. Any surplus that may remain out of the Restoration Fund after completion and payment of Restoration in compliance with this Agreement shall be paid to Borrower provided that (a) no Event of Default has occurred and is continuing and (b) after such application Borrower shall remain in full compliance with the Loan Documents. Otherwise, such balance shall be paid to Lender to be applied against the Loan. In no case shall any such application reduce or postpone any payments otherwise required pursuant to this Agreement, other than the final payment on the Note.

            6.7. CONDEMNATION.

                  6.7.1. NOTICE OF PROCEEDINGS. Borrower shall promptly give Lender written notice of the actual or threatened commencement of any proceeding for a Taking (regardless of magnitude) and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Condemnation Proceeds for said Taking. With respect to any compromise or settlement in connection with such proceeding, Lender will jointly with Borrower compromise and reach settlement unless at the time of such Taking any Event of Default has occurred and is continuing, in which event Lender may compromise and reach settlement without the consent of, but upon consultation with, Borrower. Notwithstanding the foregoing provisions of this paragraph, provided no Event of Default then exists, Borrower is authorized to negotiate, compromise and settle in a commercially reasonable manner, without participation by Lender, Condemnation Proceeds of up to the Immaterial Loss Threshold in connection with any Taking. Notwithstanding any Taking, Borrower shall continue to pay the Obligations at the time and in the manner provided for in this Agreement and the other Loan Documents and the Obligations shall not be reduced except in accordance therewith.

                  6.7.2. DISBURSEMENT OF PROCEEDS. Subject to the other terms and provisions of this Agreement, in the event of a Taking that renders the Leased Premises physically or economically unsuitable in the reasonable judgment of Lender for the use to which it was devoted before the Taking, Borrower shall cause the Condemnation Proceeds to be paid directly to Lender, and Lender may elect in its sole discretion to apply any such Condemnation Proceeds to the Restoration Cost or to the reduction or discharge of the Obligations, whether or not then due and payable. Any balance remaining after such application shall be paid to Borrower.

                  6.7.3. PARTIAL TAKING. With respect to a Taking in part, which means any Taking that does not render the Leased Premises physically or economically unsuitable in the reasonable judgment of Lender for the use to which it was devoted before the Taking, Borrower shall cause the Condemnation Proceeds to be deposited with Lender, to be applied to the cost of repairing, replacing, restoring or rebuilding the Leased Premises in the same manner as Insurance Proceeds are applied in accordance with the other provisions of this
ARTICLE 6. Notwithstanding the foregoing, if the estimated cost of repairing, replacing, restoring, and/or rebuilding the Leased Premises is less than the Immaterial Loss Threshold, then provided that no Event of Default shall have occurred and be continuing, the Condemnation Proceeds shall be paid to Borrower. Borrower shall hold such Condemnation Proceeds in trust to be applied first to the costs of such repairs, replacements, restoration and/or rebuilding. Upon completion thereof and payment therefor, Borrower may retain any remaining Condemnation Proceeds.

                  6.7.4. SALE BEFORE RECEIPT OF PROCEEDS. If the Leased Premises is sold, through foreclosure or otherwise, before Lender receives any such Condemnation Proceeds to which it is entitled hereunder, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to have reserved in any foreclosure decree a right to receive said award or payment, or a portion thereof sufficient to pay the Obligations.

            6.8. AUDIT AND INSPECTION. Borrower shall permit Lender or its authorized representatives, or, after the occurrence and continuance of an Event of Default, an independent certified public accountant of Lender's choosing, during normal business hours, to audit, inspect and copy such books and records and files of account of Borrower as pertain to the Collateral and the Leased Premises, and to discuss the business, operations, and financial and other conditions of Borrower, and the Leased Premises, with officers or employees of Borrower or Borrower's Representative, PROVIDED, that, so long as no uncured Event of Default shall exist and be continuing, Lender shall provide reasonable notice to Borrower of each such audit or inspection. (For purposes of this Agreement, any audit of Borrower's finances, as conducted by Lender, its authorized representative or an independent certified public accountant of its choosing, shall constitute an "AUDIT" and may not, prior to an Event of Default, be performed more often than once during any calendar year, but this shall not limit the frequency of any inspections by Lender.) Borrower shall pay Lender's reasonable third party out of pocket expenses in connection with Audits of Borrower conducted at reasonable intervals. Nothing in this Section limits Lender's rights under any other provision of this Agreement or any other Loan Document.

            6.9. NO RELOCATION. Borrower shall not change the location of its principal place of business or its books and records relating to the Collateral without giving Lender at least 30 days' prior written notice of any such change of address and shall, before implementing the change, deliver to Lender such new UCC-1 financing statements as Lender shall have reasonably required.

            6.10. FINANCIAL STATEMENTS. Borrower shall furnish or cause to be furnished to Lender within the lesser of (i) 120 days after the end of each fiscal year of Borrower, or (ii) 21 days after receipt by Borrower of such information in final form, a copy of the financial statements, consisting of balance sheets, income statements and cash flow statements as of the end of such fiscal year and financial statements of Member(s) for such fiscal year, all in detail similar to that which was furnished to Lender in connection with the funding of the Loan by Lender and prepared in accordance with Accounting Principles and audited by a "Big Five" or other independent certified public accountant approved by Lender, which approval shall not be unreasonably withheld; and all fully and fairly stating the matters with which they purport to deal and without omitting or failing to state any material fact necessary to make the statements made therein not misleading.

            6.11. NOTIFICATION OF LENDER. Borrower shall promptly after Borrower has obtained knowledge thereof notify Lender in writing of any:

                  6.11.1. DEFAULT OR EVENT OF DEFAULT. Default or Event of Default;

                  6.11.2. LITIGATION. Commencement of Material Litigation and, upon Lender's request from time to time, the status thereof;

                  6.11.3. LOAN-RELATED LITIGATION. Claim, demand or legal proceeding, whether threatened or filed, against Borrower that arises from or relates to the Loan;

                  6.11.4. TRANSFERS. Transfer of any Equity Interest in
Borrower;

            6.12. CONDUCT OF BUSINESS. Borrower shall: (i) do or cause to be done all things necessary to preserve, maintain, renew and keep in force and effect its existence as a limited liability company and all of its material rights, licenses, permits and franchises; (ii) conduct its business in an orderly and regular manner; (iii) comply with all applicable laws and governmental regulations if noncompliance would have a Material Adverse Effect and with the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound if noncompliance would have a Material Adverse Effect, except where contested in good faith and by appropriate proceedings diligently pursued; (iv) continue to conduct its business substantially as now conducted or as otherwise permitted under this Agreement; and (v) preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all appropriate repairs, renewals and replacements, betterments and improvements thereto consistent with past practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

            6.13. RESTRICTIVE COVENANTS. Except as expressly provided herein, Borrower shall not directly or indirectly, do or permit to be done any of the following (such prohibitions, collectively, the "RESTRICTIVE COVENANTS"):

                  6.13.1. TRANSFER. Do or permit to be done any of the following (collectively, the "TRANSFER PROHIBITION"):

                          6.13.1.1. SALE OR ASSIGNMENT. Sell, convey, assign (by
operation of law or otherwise), transfer, lease (other than for occupancy in compliance with the Loan Documents or with Lender's prior written consent), abandon or otherwise dispose of, directly or indirectly, by operation of law or otherwise, any element of the Prime Lease and the Facility Sublease or the material items or elements of the Mortgaged Property or any right or interest therein (except as required by law or in connection with a Permitted Encumbrance), unless (i) Borrower shall have delivered a Rating Agency Confirmation in connection therewith, (ii) such items or elements are replaced with an item or element of same or similar usefulness, (iii) such item or element is no longer useful by reason of other cost or labor saving devices acquired by Borrower, or (iv) Borrower at the time of such sale, assignment, transfer, lease, abandonment or other disposition is entitled to and does obtain the release of such Mortgaged Property from Lender's liens under the Security Documents;

                          6.13.1.2. FURTHER ENCUMBRANCE. Further encumber,
create, assume, suffer to exist, alienate, hypothecate or grant a security interest in or grant a lien, charge or any other interest whatsoever in or with respect to the Mortgaged Property (whether superior or inferior to the liens of the Security Documents) in favor of any Person except for or in connection with Permitted Encumbrances;

                          6.13.1.3. CHANGES IN MEMBERSHIP STRUCTURE. Change its
limited liability company structure;

                          6.13.1.4. EQUITY TRANSFERS. Unless Borrower shall have
delivered a Rating Agency Confirmation in connection therewith, make, permit or allow any Person (whether or not within Borrower's control) to make any sale, assignment, transfer, conveyance, pledge or encumbrance of any stock, partnership interest, membership interest, or other equity interest in Borrower (or of any direct or indirect member of Borrower, or of any other entity that directly or indirectly, through any number of tiers of ownership, owns any equity interest in Borrower), or the sale or creation of any additional membership interest;

                  6.13.2. ORGANIZATIONAL DOCUMENTS. Modify or amend its organizational documents in any respect;

                  6.13.3. DISSOLUTION. Dissolve, liquidate or discontinue its business or merge or consolidate with any other Person;

                  6.13.4. OTHER INDEBTEDNESS. Incur any Indebtedness other than Permitted Indebtedness;

                  6.13.5. NEW LEASES. Enter into any New Lease except in full compliance with the Loan Documents;

                  6.13.6. MAJOR LEASES. Amend, modify, waive, cancel, terminate or accept the surrender of any Major Lease;

                  6.13.7. RENTS. Discount any rents or collect any rents for a period of more than one month in advance under or in connection with a Major Lease;

                  6.13.8. CERTAIN RESTRICTIONS. Enter into any agreement, undertaking or document of any kind that limits, restricts, or prohibits Borrower from entering into any amendment or modification of any Loan Document or that requires a third party's consent or approval as to any such amendment or modification except with respect to the FRA and under the SNDA; or

                  6.13.9. SECURITY INSTRUMENTS. Execute, as debtor, any conditional bill of sale, chattel mortgage or other security instrument covering any furniture, furnishings, fixtures and equipment, intended to be incorporated in the Leased Premises or the appurtenances thereto, or covering articles of personal property placed in the Mortgaged Property or purchase any of such furniture, furnishings, fixtures and equipment so that ownership of the same will not vest unconditionally in Borrower, free from encumbrances on delivery to the Leased Premises. The preceding prohibition shall not be deemed to apply to:
(a) equipment leases entered into in the ordinary course of business consistent with real estate industry practices for similar buildings; (b) replacement equipment leases on comparable terms; or (c) liens or encumbrances in favor of the FRA.

                  6.13.10. PERMITTED TRANSFERS.

            The preceding Restrictive Covenants shall not prohibit or be or be deemed to apply to, nor require the delivery of a Rating Agency Confirmation (except with respect to clause (iii) below, for which a Rating Agency Confirmation shall be required) or the consent of Lender with respect to, and, accordingly, Transfer Prohibition shall not include or apply to, as applicable, the following:

                  (i) The direct or indirect sale, conveyance, transfer,
            assignment (by operation of law or otherwise) or other disposition, directly or indirectly, by operation of law or otherwise, of all or substantially all of the business and assets of the Member(s) of the Borrower;

                  (ii) The direct or indirect sale, conveyance, transfer, assignment (by operation of law or otherwise) or other disposition, directly or indirectly, by operation of law or otherwise, of all or substantially all of the interests in Borrower by reason of the sale, merger, consolidation, or amalgamation of the Member(s) of Borrower, including, without limitation, redemption of the stock of the Member(s) of Borrower, or other similar transaction with respect to the Member(s) of Borrower; or

                  (iii) A successor in interest to Borrower pursuant to or in connection with, directly or indirectly, the direct or indirect sale, conveyance, transfer, assignment (by operation of law or otherwise) or other disposition, directly or indirectly, by operation of law or otherwise, of the Northeast Corridor Business and Assets, provided that as a result of such transfer the ownership interest in Borrower shall be the same, direct or indirect, as the ownership interest of the owner of the Northeast Corridor Business and Assets.

            6.14. NO IMPAIRMENT OF SECURITY REQUIRED. If Lender elects to accelerate the Obligations on account of a violation of any Transfer Prohibition, then Lender shall have no obligation to allege or demonstrate any impairment of its security and may pursue any legal or equitable remedies for default in such payment of the Obligations upon Lender's acceleration thereof without making any such allegation or showing.

            6.15. ENVIRONMENTAL DOCUMENTS. Borrower shall provide Lender with a copy of each and every material environmental document relating to the Leased Premises received after the Closing Date, promptly upon Borrower's receipt, preparation or filing (as the case may be) of such environmental document.

            6.16. DEFENSE OF LIEN. If the validity or priority of any lien of Lender arising under the Security Documents, or of any rights, titles, security interests or other interests created or evidenced hereby shall be challenged or if any legal proceedings are instituted with respect thereto, Borrower shall give prompt written notice thereof to Lender and, at Borrower's own cost and expense, shall diligently endeavor to cure any defect that may be developed or claimed, and shall take all necessary and proper steps for the defense of such legal proceedings, and, if Borrower fails to do so, Lender (whether or not named as a party) after 15 days' notice to Borrower, is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand Obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate.

            6.17. FURTHER ASSURANCES. Borrower shall promptly:

                  6.17.1. CORRECTION OF ERRORS. Notify Lender of, and correct promptly, any defect, error or omission that may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof;

                  6.17.2. NOTICE OF INACCURACIES. Notify Lender of any inaccuracy or breach of any material representation or warranty made by Borrower the effect of which would result in a Material Adverse Effect; and

                  6.17.3. FURTHER DOCUMENTATION. Execute, acknowledge, deliver and record or file such documents or instruments (including further security agreements, financing statements, continuation statements and notices to depositories), in form and substance reasonably satisfactory to the parties hereto and take such actions and do such further acts, as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement and to subject to the security interests hereof and of the other Security Documents any property intended by the terms hereof or thereof to be covered hereby and thereby, including any renewals, additions, substitutions, replacements or appurtenances to the Collateral and/or the Leased Premises. Borrower shall promptly pay all out-of-pocket costs of Lender connected with any of the foregoing.

            6.18. SPE COVENANTS. Borrower shall comply with all of the material SPE Covenants and shall at all times continue to be a Single-Purpose Entity.

            6.19. MERGERS, ETC. Borrower shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person, except as permitted pursuant to the provisions of SECTION 6.13.

            6.20. TAXES. Borrower shall file all federal, state, and local tax returns, reports, and statements required to be filed by Borrower, if any, with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and shall pay all taxes and other impositions, if any, prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof.

            6.21. SEC FILINGS.

                  6.21.1. LENDER CONSENT. Except with respect to that certain Registration Rights Agreement, dated as of the date hereof, by and between Lender and Trustee, Borrower shall obtain Lender's consent to any reference to Lender, the Loan or any other transactions between Borrower or Lender (other than with respect to the identity of Lender and/or the terms of the Loan, whether by abstracting the terms thereof or a listing of the specific terms) that may be contained in any registration statement filed by Borrower under the Securities Act of 1933, as amended, or any report (including any prospectus) filed by Borrower under the Securities Exchange Act of 1934, as amended and any other disclosure document in connection with any public or private offering of securities by Borrower and any amendments thereof, prior to its distribution and prior to the effectiveness of any offering contemplated thereby. Lender's approval rights as aforesaid shall be for Lender's own purposes only and Lender shall have no liability with respect to such materials and shall not be obligated to advise Borrower of any matters regarding such materials that may come to Lender's attention.

                  6.21.2. COPIES OF FILINGS. Borrower shall furnish to Lender:
(i) promptly after the filing thereof with the Securities and Exchange Commission, a copy of each report, notice or other filing, if any, by Borrower; and (ii) a copy of each written communication received by Borrower from or delivered by Borrower to (A) the Securities and Exchange Commission or (B) any holder of publicly held equity or subordinated debt of Borrower or any Affiliate of Borrower, in each case promptly after each such receipt or delivery.

            6.22. EMPLOYEE PLANS. Borrower shall not adopt any Plan, or otherwise be a party to (or subject to any claim or lien by reason of) any Plan, without the prior written consent of Lender.

            6.23. EFFECT OF PAYMENT AND PERFORMANCE. Upon Borrower's full payment and performance of the Obligations, Lender shall satisfy the Loan Documents and release all the Security Documents and release (or return, as applicable) to Borrower or as Borrower shall reasonably instruct any remaining amounts then being held in the Reserve Account or the Collection Account (or a Credit Facility), at no cost to Borrower, except that Borrower shall, at the time of such satisfaction and as a condition thereto, reimburse Lender's reasonable attorneys' fees (or a reasonable estimate of such attorneys' fees as provided by Lender's counsel) in connection therewith.

            6.24. USE. Borrower shall use and operate the Leased Premises only as a retail and ancillary office complex.

            6.25. CONTRACTS. Borrower shall perform and observe, in a timely manner, all material covenants, conditions, obligations and agreements of Borrower under the Major Contracts and shall suffer or permit no delinquency on its part to exist under any Major Contract.

            Without the prior written consent of Lender, Borrower shall not cancel, terminate, amend, supplement or modify any Major Contract unless replaced with a Contract of same or similar usefulness.

            Borrower shall exercise all commercially reasonable efforts to enforce or secure the performance of each and every material obligation, covenant, condition and agreement to be performed by the manager, licensor, grantor or other contracting party under the Major Contracts.

            6.26. NO OBLIGATION OF LENDER; BORROWER REMAINS LIABLE. Nothing contained herein shall operate or be construed to obligate Lender to perform any of the terms, covenants or conditions in any Contract or otherwise to impose any obligation upon Lender with respect to the

Contracts. The exercise by Lender of any of the rights and remedies hereunder shall not release Borrower from any of its duties or obligations under the Contracts.

            6.27. OFFERING OF INTERESTS. Borrower and its Affiliates shall comply with all applicable requirements of Governmental Authorities in offering, selling, and marketing membership interests in Borrower or any constituent entity of Borrower, including all tax, investment, and securities laws of all Governmental Authorities.

            6.28. COLLECTION ACCOUNT. Borrower shall maintain the Collection Account established pursuant to SECTION 3.12 hereof.

      7.    EVENTS OF DEFAULT AND REMEDIES.

            7.1. DEFINITION. The occurrence of each or any of the following events shall constitute an event of default ("EVENT OF DEFAULT") hereunder (whatever the reason for such event and whether it is voluntary or involuntary, or within or beyond the control of Borrower, or is effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Person):

                  7.1.1. NONPAYMENT. If Borrower fails to pay any payment of debt service (principal and interest) as required under the Loan Documents;

                  7.1.2. NONPAYMENT OF MONEY OTHER THAN DEBT SERVICE (PRINCIPAL AND INTEREST). If Borrower fails to pay any amount other than on account of regular payments of debt service (interest and principal) from time to time owing under any of the Loan Documents within 30 days after written notice to Borrower that the same is due;

                  7.1.3. REPRESENTATIONS AND WARRANTIES. If any material representation or warranty made in this Agreement or any other Loan Document shall have been false or misleading in any material respect when made unless such inaccuracy is curable and is actually cured within 30 days of receipt of notice to Borrower or Borrower shall have commenced curative action within 30 days of receipt of such notice;

                  7.1.4. NONMONETARY DEFAULT. If Borrower or any obligor under any of the Loan Documents defaults in the performance of, or otherwise breaches, any agreement, obligation or covenant in the Loan Documents (other than an obligation to pay or deposit money) and such breach or default continues for 30 days after written notice to Borrower specifying such default or breach, or such longer period (but in no event longer than 180 days after receipt of Lender's notice of such default) as shall be reasonably required to cure such breach or default, so long as Borrower shall have commenced curative action within 30 days of receipt of such notice and shall thereafter diligently and continuously proceed to cure such breach or default, and shall actually cure such breach or Default within 180 days after receipt of Lender's notice of default;

                  7.1.5. FINANCIAL MATTERS. The occurrence of any of the following (an "INSOLVENCY EVENT OF DEFAULT"):

                          7.1.5.1. VOLUNTARY PROCEEDINGS. If Borrower commences
insolvency or bankruptcy proceedings, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or applies for or consents to the appointment of a trustee, custodian or receiver for any portion of its properties;

                          7.1.5.2. APPOINTMENT OF TRUSTEE. If a trustee,
custodian or receiver is appointed (other than upon the application or with the consent of Lender) for Borrower or any portion of its properties, and such appointment is not dismissed within 120 days;

                          7.1.5.3. INVOLUNTARY PROCEEDINGS. If any bankruptcy,
reorganization, arrangement, insolvency, readjustment, liquidation, dissolution or other proceeding for relief under any Insolvency Laws and either (a) Borrower acquiesces in such proceedings or (b) such proceedings continue without being dismissed for 120 days after the institution thereof;

                  7.1.6. INVALIDITY. If Borrower asserts in writing that any material provision of any Loan Document has ceased (other than by reason of payment and performance thereof in full) to be a valid and binding obligation of Borrower, or any material provision thereof is declared to be null and void by a competent court;

                  7.1.7. OTHER LOAN DOCUMENTS. The occurrence of any Event of Default or other default, beyond applicable notice and grace period (if any), under any other Loan Document;

                  7.1.8. TRANSFER. Any violation of any Transfer Prohibition or any other attempted transfer, assignment, or further mortgaging or encumbrance by Borrower, whether direct or indirect, of its rights, privileges or duties with respect to the Leased Premises (including any of the rents, issues or profits therefrom) or under the Loan Documents, or if there shall be any change in the direct or indirect ownership of Borrower, in each case except as expressly permitted by the Loan Documents or in any Leases made in compliance with this Agreement;

                  7.1.9. BREACH OF SPE COVENANTS. Any breach of any of any of the material SPE Covenants;

                  7.1.10. PRIME LEASE. If (a) Borrower shall fail to observe or perform any material term, covenant, condition or agreement in the Prime Lease beyond any cure period contained therein, (b) the Prime Lease is cancelled or terminated for any reason or (c) if the Prime Lease is amended or modified without the prior consent of Lender; or

                  7.1.11. FACILITY SUBLEASE. If (a) any "Event of Default" (as defined in the Facility Sublease) occurs under the Facility Sublease, (b) the Facility Sublease is cancelled or terminated for any reason or (c) the Facility Sublease is amended or modified without the prior consent of Lender.

            7.2. ACCELERATION. Upon the occurrence of any Event of Default, upon written notice to Borrower, Lender may declare (A) the entire outstanding principal balance of the Loan, (B) all accrued and unpaid interest on the Loan and (C) all other Obligations to be immediately due and payable, whereupon such amounts shall become forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding. Notwithstanding the foregoing, upon the occurrence of any Insolvency Event of Default, the Loan shall become automatically and immediately due and payable, both as to principal and all interest and other amounts due thereunder, Borrower hereby waiving presentment, demand, protest, or notice (except as expressly required by the definition of "Event of Default") of any kind.

            7.3. ADDITIONAL REMEDIES. In addition to Lender's rights to require immediate repayment of the Loan, upon the occurrence of an Event of Default, Lender also may, by written notice to Borrower, exercise any and all rights, powers or remedies in any combination whatsoever, available hereunder or under any Loan Document or otherwise at law or in equity, including:

                  7.3.1. SET-OFF. The right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Lender to any indebtedness at any time owing to Lender to the credit or for the account of Borrower against any and all of the Obligations of Borrower, irrespective of whether Lender shall have made any demand under this Agreement, the Note or any other Loan Documents. Lender agrees to notify Borrower promptly (if legally permitted) after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application or entitle Borrower to any other rights or remedies.

                  7.3.2. DEFAULT INTEREST RATE. From and after the occurrence of any Event of Default, and continuing (both before and after judgment) until the earlier of (i) the event which gave rise to the Event of Default has been cured or waived or (ii) all Obligations have been paid in full, all Obligations shall bear interest at the Default Rate.

                  7.3.3. UCC REMEDIES. The right to exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, grant options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of Lender's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived and released. Borrower recognizes that Lender may be unable to effect a public sale of certain of the Mortgaged Property by reason of the provisions contained in the Securities Act of 1933, as amended, and applicable state securities laws, and therefore may be compelled to resort to one or more private sales to a restricted group of purchasers. Borrower acknowledges that such private sales may result in prices and other terms less favorable to the seller than if such sales were public, and agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Borrower further agrees, at Lender's request, to assemble the Mortgaged Property, make it available to Lender at places that Lender shall select that shall be reasonably convenient to Lender and Borrower, whether at Borrower's Leased Premises or elsewhere. The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Mortgaged Property or in any way relating to the rights of Lender hereunder, including reasonable attorneys' fees and legal expenses, shall be applied by Lender to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after the payment by Lender of any other amount required by any provision of law, including UCC ss. 9-504(l)(c), need Lender account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Mortgaged Property. Borrower agrees that Lender need not give more than five Business Days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to Borrower at its address in the opening paragraph of this Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

                  7.3.4. REAL PROPERTY FORECLOSURE. To the extent permitted by law, the right to foreclose or exercise any power of sale, and to sell, in accordance with the applicable laws of the jurisdiction in which the Leased Premises is located, any portion thereof consisting of real property at public auction, upon such terms and conditions, in such parcels, at such times and places, and after such previous public advertisement as Lender shall deem advantageous and proper and as required by all applicable laws, and to convey any item of the Mortgaged Property, upon compliance with the terms of the sale thereof, to and at the cost of the purchaser or purchasers thereof (who shall not be required to see to the application of the purchase money paid by such purchaser or purchasers) and to hold and apply the proceeds of sale of any item of such Mortgaged Property, which proceeds are to be applied in accordance with the provisions of any applicable law, but in the absence thereof, as follows: first, to pay all costs, charges and expenses incurred by Lender in connection with the sale of such item of Mortgaged Property, including the cost, if any, of obtaining possession of such item or of conducting any sale of such item of Mortgaged Property, including reasonable counsel fees to the attorneys representing Lender; second, to discharge all taxes, levies and assessments, with costs and interest relating thereto if they have priority over the lien of the security interest granted in the Security Documents or this Agreement; third, to pay the Obligations secured by the Security Documents, with interest and other charges accrued thereon; and fourth, to pay the remainder, if any, of the proceeds to the party legally entitled thereto or its assigns; PROVIDED, HOWEVER, that Borrower's right to receive such remainder shall not be limited by any inheritance, devise, conveyance, assignment or lien of or upon Borrower's equity, without actual notice thereof prior to distribution.

                  7.3.5. POSSESSION OF MORTGAGED PROPERTY. The right to take possession of the Mortgaged Property or any part thereof, at any time, without notice and without regard to the adequacy or inadequacy of the Mortgaged Property as security for the debt secured hereby or the solvency of Borrower or any other party or parties liable for the payment of such debt, and to perform any acts, including the rental, management and operation of any part or all of the Leased Premises that Lender deems necessary or advisable in order to conserve the Mortgaged Property, and to collect and receive all rents, issues and profits relating to the Leased Premises, including those past due as well as those accruing thereafter. Lender shall be entitled as a matter of right, without regard to the value of the Mortgaged Property as security for the amount due or the solvency of Borrower or any other party or parties liable for the payment of such amount, without any notice to Borrower or to any other party or parties (the right to any such other notice being hereby expressly waived) (unless otherwise required by law), to the appointment of a receiver with full and complete power and authority to enter upon the Leased Premises relating to any item of Mortgaged Property to employ security guards to protect any improvements from depredation, damage or injury and to preserve and protect the personal property therein, to continue any and all outstanding contracts, or, at Lender's sole option, to enter into a new contract or contracts for the construction and completion of any improvements thereon, to use the architects' and engineers' plans, drawings and specifications therefor, and to pay or discharge all debts, obligations and liabilities incurred thereby and all mechanics' or other liens affecting the Mortgaged Property. Lender or any receiver appointed in accordance herewith also may take possession of, and for these purposes use, any and all personal property included in the Mortgaged Property and owned and used by Borrower in the operation, construction, marketing, sale, rental or leasing thereof or any part thereof. The expenses (including Lender's and receiver's fees, reasonable counsel fees and out of pocket costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured by the Security Documents. After payment of all such costs and expenses, Lender or receiver shall apply all rents and other proceeds collected by Lender or receiver to reduce the Obligations secured hereby in such order as Lender determines. The right to enter and take possession of the Mortgaged Property, to manage, operate and deal with the same, to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be in addition to, and not in limitation of, any other right or remedy hereunder or afforded by law, and may be exercised concurrently with any such other right or remedy or independently hereof. Lender and any receiver (as the case may be) shall be liable to account only for rents and profits, and other proceeds actually received, respectively, by Lender and such receiver.

                  7.3.6. DELIVERY OF MORTGAGED PROPERTY. Upon the occurrence of an Event of Default, Borrower shall immediately deliver to Lender all Mortgaged Property, if any, in the possession or control of Borrower.

                  7.3.7. LOCKBOX. Not later than two (2) Business Days after receipt of written notice from the Lender that an Event of Default has occurred and is continuing and Lease revenues are required to be directly deposited into the Collection Account, Borrower shall deliver to each tenant under a Lease an irrevocable direction letter in the form attached as EXHIBIT "D" to this Agreement requiring the tenant to pay all rents and money received under Leases and Proceeds thereof owed to Borrower directly to the Collection Account. Borrower shall provide to Lender proof of such delivery. In addition, while any such Event of Default is continuing, Borrower shall deliver an irrevocable direction letter in such form to each tenant under a new Lease entered into after the date of receipt of such notice and prior to the commencement of such Lease. If, while any such Event of Default is continuing, a tenant under a Lease forwards such rents, money or Proceeds to Borrower rather than directly to the Collection Account, Borrower shall (i) deliver an additional irrevocable direction letter to the tenant and make other commercially reasonable efforts to cause the tenant to forward such rents, money or Proceeds directly to the Collection Account and (ii) immediately deposit in the Collection Account such rents, money or Proceeds. Borrower shall not have any right to withdraw any funds from the Collection Account, which shall be under the sole dominion and control of the Lender. Notwithstanding the foregoing, Lender shall direct Deposit Bank to invest the Collection Account in Permitted Investments reasonably selected by Lender. Any interest earned on such funds shall be deposited in the Collection Account to be applied to pay any of Borrower's obligations hereunder.

                  7.3.8. MISCELLANEOUS. Upon the occurrence of an Event of Default, Lender may immediately, and without expiration of any grace period beyond that required to create an Event of Default, enforce payment of all Obligations of Borrower and exercise any and all remedies granted to it hereunder and under any other Loan Document. If, at any time after the principal of the Note shall have become due and payable as a result of any declaration of acceleration and before any judgment or decree for the payment of the monies so due, or any part thereof, shall have been entered, all Obligations then owed to Lender shall have been duly paid, and every other Default and Event of Default shall have been made good, waived or cured, then and in every such case Lender may, by written notice to Borrower (at Lender's sole and absolute option, with Lender being under no obligation whatsoever), rescind and annul such declaration and its consequences; PROVIDED, HOWEVER, that no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

            7.4. NO ORAL WAIVERS. Borrower recognizes that, in general, borrowers that experience difficulties in honoring their loan obligations, in an effort to inhibit or impede lenders from exercising the rights and remedies available to lenders pursuant to mortgages, notes, or other instruments evidencing or affecting loan transactions, frequently present in court the argument, without merit, that some loan officer or administrator of the lender made an oral modification or made some statement that could be interpreted as an extension or modification or amendment of one or more debt instruments and that the borrower relied to its detriment upon such "oral modification of the loan document." For that reason, and in order to protect Lender from such allegations in connection with the transaction contemplated by this Agreement, Borrower acknowledges that this Agreement and any other Loan Document can be extended, modified or amended only in writing executed by Lender and Borrower and that none of the rights or benefits of Lender can be waived permanently except in a written document executed by Lender. Borrower further acknowledges that no officer or administrator of Lender has the power or the authority from Lender to make an oral extension or modification or amendment of any such instrument or agreement on behalf of Lender. Borrower expressly covenants not to rely on any such oral extension or modification.

            7.5. WAIVER OF AUTOMATIC STAY. IF BORROWER SHALL (I) FILE A PETITION WITH ANY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER THE BANKRUPTCY CODE, (II) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE, (III) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY INSOLVENCY LAW, (IV) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR FOR ALL OR SUBSTANTIALLY ALL OF ITS ASSETS, OR (V) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE

ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY INSOLVENCY LAW, THEN, LENDER SHALL THEREUPON BE ENTITLED TO OBTAIN, AND BORROWER TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO GRANT LENDER, IMMEDIATE RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES WHICH WOULD OTHERWISE BE AVAILABLE TO LENDER AS PROVIDED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS AND AS OTHERWISE PROVIDED BY LAW. TO THE EXTENT PERMITTED BY LAW, BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO OBJECT TO SUCH RELIEF.

            7.6. DIRECT PAYMENT OF RENT. Without limiting any other right or remedy of Lender under the Loan Documents, if any Event of Default shall have occurred and be continuing, then Lender may give notice to any or all tenants directing them to pay their rent to Lender, or as Lender shall direct, and not to Borrower. If Lender gives any such notice to any tenant(s), then Borrower shall not give any notice inconsistent with Lender's notice, or otherwise interfere with Lender's collection of all rental income from the Leased Premises.

      8.    NONRECOURSE.

            8.1. GENERALLY. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, unless, except as expressly reserved to Lender in clause (g) of SECTION 8.2, the judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Mortgaged Property (including the rents, issues and profits relating thereto), the Collateral, and any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or its direct or indirect partners or members in any such action or proceeding under or by reason of or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents except, to the extent permitted by applicable law, for any deficiency judgment that shall be enforced solely against or collected solely from the Mortgaged Property (including the rents, issues and profits relating thereto), the Collateral, or any other collateral given to Lender.

            8.2. LENDER'S SECURITY. Notwithstanding anything to the contrary contained in SECTION 8.1, nothing contained in this Agreement shall be deemed to
(a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of the Environmental Indemnity Agreement or the Guaranty or any of the rights and remedies of

Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Mortgaged Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower (but not its limited partners), by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred), but excluding consequential damages, arising out of or in connection with (but only to the extent of) the following:

                  (i) fraud, gross negligence or willful misconduct by Borrower in connection with the Loan;

                  (ii) the misappropriation by Borrower of any Proceeds, rents, issues or profits relating to the Leased Premises or other revenues from the Leased Premises, except to the extent such funds are applied to the payment of operating expenses of the Leased Premises or to pay amounts due under the Loan Documents; and

                  (iii) the amount of any security deposits collected with respect to the Leased Premises which are not delivered to Lender upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases or pursuant to applicable law prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under SECTION 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents.

      9.    MISCELLANEOUS.

            9.1. TRUSTEE. Lender shall have the right without the consent of Borrower to enter into a servicing agreement with the Trustee, pursuant to which the Trustee shall be appointed to service and administer the Loan, in accordance with the terms hereof. Notwithstanding the foregoing, so long as an Event of Default shall not have occurred and be continuing, Borrower may, from time to time, request Lender to consider the appointment of a successor Trustee for cause or without cause. Trustee may receive, hold, disburse, and otherwise administer any funds otherwise contemplated by the Loan Documents to be received, held, disbursed and otherwise administered by Lender. Lender shall promptly notify Borrower if Lender shall elect to so appoint the Trustee, and thereafter all notices and other communications from Borrower to Lender shall be delivered to the Trustee with a copy concurrently delivered to Lender, and any notice, direction or other communication from the Trustee to Borrower shall have the same force and effect as a notice, direction or communication from Lender. Borrower shall be solely responsible for the fees of the Trustee.

            9.2. TERM OF AGREEMENT. This Agreement shall continue in full force and effect, and the security interests granted hereby and the duties, covenants and liabilities of Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until the Note has been paid in full and all Obligations of Borrower and, at Lender's option, all duties and responsibilities to Lender arising from the Loan Documents have been paid or satisfied in full. Wherever the Loan Documents refer to the "term" of the Loan or of the Loan Documents, such reference shall be deemed to refer to the period from the Closing Date until this Agreement has terminated pursuant to the preceding sentence.

            9.3. EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Borrower in the Loan Documents, and in any certificate or other instrument delivered by Borrower or on its behalf pursuant to this Agreement or any other Loan Document, shall survive, and continue in effect following, the execution and delivery of this Agreement and the Note, the expiration or other termination of this Agreement and the surrender of possession of the Collateral to Lender or as Lender may direct, irrespective of any investigation made by Lender or on its behalf.

            9.4. EXPENSES AND ATTORNEYS' FEES.

                  9.4.1. CLOSING COSTS. Regardless of whether the transactions contemplated by this Agreement are consummated or completed, Borrower shall pay all reasonable, out-of-pocket third party closing expenses and expenses incurred in carrying out its obligations under this Agreement and any Loan Document, including the fees and disbursements of its counsel, all costs of title insurance, all costs to prepare and record documents and instruments required by this Agreement, all Transaction Taxes relating to the Loan or the Loan Documents, and all reasonable fees of engineers and other consultants engaged by Lender.

                  9.4.2. POST CLOSING COSTS. If, at any time or times, regardless of the existence of an Event of Default, Lender shall employ counsel, engineers, or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

                          9.4.2.1. MODIFICATIONS. Any amendment, modification,
or waiver, or consent with respect to, any of the Loan Documents, or the processing of any request to approve any matter that requires Lender's approval.

                          9.4.2.2. DISPUTES. Any litigation, contest, dispute,
suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Leased Premises, Borrower, any Affiliate of Borrower, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith;

                          9.4.2.3. ENFORCEMENT. Any attempt to enforce any
rights of Lender against Borrower or any other Person that may be obligated to Lender by virtue of any of the Loan Documents;

                          9.4.2.4. ADVICE. The obtaining by Lender of any advice
in connection with the administration of the Loan or Lender's rights under the Loan Documents,

                          9.4.2.5. COLLATERAL. Any attempt to verify, protect,
collect, sell, liquidate or otherwise dispose of the Leased Premises; or

                          9.4.2.6. REMEDIES AND COLLECTIONS. Any other exercise
of remedies, collection of amounts due under any of the Loan Documents, or protection of the security for the obligations, or the enforcement of any covenant or agreement by Borrower, under the Note or other Loan Documents, then, and in each and any such event, the reasonable attorneys' and other parties' fees arising from such services, including those of any trial court proceedings, appellate proceedings, bankruptcy proceedings, arbitration proceedings and mediation proceedings and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender and shall be additional Obligations. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; expert witness fees and appraisers' fees; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; telephone charges; air express charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. All such costs, charges, expenses and fees shall be payable on demand and subject to Late Charges.

            9.5. AGENTS, ETC. Lender may exercise any or all of Lender's rights or remedies under the Loan Documents through any agent, representative, designee, nominee, subsidiary, or servicer as designated by Lender from time to time.

            9.6. NO LENDER OBLIGATIONS. Notwithstanding anything to the contrary in any Loan Document, Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it with respect to all Collateral, all in accordance with and pursuant to the terms and provisions of the Collateral. Lender shall have no obligation or liability by reason of or arising out of this Agreement or the assignment by Borrower to Lender of the Loan and the Leased Premises pursuant to the Loan Documents. Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to the Loan Documents, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by Borrower, or to present or file any claim or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to Borrower or to which Borrower may be entitled at any time or times.

            9.7. PARTIES. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include each of such parties individually as well as in the aggregate and to include the successors and assigns of each such party, and all representations, covenants, provisions and agreements made by or on behalf of Borrower in this Agreement shall inure to the benefit of the successors and assigns of Lender; PROVIDED, HOWEVER, that without the written consent of Lender, Borrower shall neither assign nor delegate any of its rights, privileges or duties arising under this Agreement, other than as set forth herein, and any such attempted or purported assignment or delegation without such prior written consent shall be null and void AB INITIO.

            9.8. NOTICES. Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally, or (c) on the following Business Day, if sent by overnight mail or overnight courier (for which purpose, "overnight" means delivery on the next Business Day), in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice, but Borrower shall at all times and in all cases have the same address and the same designated notice recipient(s), all of which may be changed simultaneously by appropriate notice):

                  9.8.1. LENDER. If to Lender, at:

                        See Preamble (Opening Paragraph) of this Agreement

                        with a copy to:

                        Wells Fargo Bank Northwest, N.A.
                        79 South Main Street
                        Salt Lake City, Utah 84111
                        Attention:  Corporate Trust Services

                  9.8.2. BORROWER. If to Borrower, at:

                        See Preamble (Opening Paragraph) of this Agreement

                        with a copy to:

                        Latham & Watkins
                        885 Third Avenue, Suite 1000
                        New York, New York 10022
                        Attention: William Voge, Esq.

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication within any corporation or firm to the persons designated to receive copies thereof shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

            9.9. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including all Loan Documents, and all Exhibits and Schedules to the foregoing, and other agreements referred to herein and therein, constitute the entire agreement between and among the parties hereto relating to the subject matter hereof, incorporate or rescind all prior agreements and understandings between and among the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally, and shall be deemed effective as of the date executed and delivered both by Lender and by Borrower. No amendment or waiver of any provision of this Agreement, the Note or any related document shall be effective unless the same shall be in writing and signed by the party against whom such amendment or waiver is to be enforced, and then such waiver and consent shall be effective only in the specific instance and for the specific purpose for which given.

            9.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE LAWS RELATING TO CONFLICT OF LAWS) OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE SAME MAY BE SUPERSEDED BY FEDERAL LAW; PROVIDED HOWEVER, THAT WITH RESPECT TO THE PROVISIONS HEREIN THAT RELATE TO THE PERFECTION, PRIORITY OR ENFORCEMENT OF LIENS ON THE LEASED PREMISES, THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE LEASED PREMISES IS LOCATED.

            9.11. INDEMNIFICATION.

                  9.11.1. BROKERAGE. Borrower agrees to indemnify, defend and save harmless each Indemnified Party, from and against any and all loss, liability, expense or damage of any kind or nature and from any suits, claims, or demands, including legal fees and expenses on account of brokerage commissions or finder's fees claimed by any broker or other party in connection with the transactions contemplated hereby arising by reason of Borrower's actions.

                  9.11.2. GENERALLY. To the fullest extent permitted by law, Borrower agrees to indemnify, protect, hold harmless and defend Lender from and against any and all losses, liabilities, suits, actions, obligations, fines, damages, judgments, penalties, claims, causes of action, charges, costs and expenses (including reasonable attorneys' fees, disbursements and court costs prior to trial, at trial and on appeal) which may be imposed on, incurred or paid by, or asserted against Lender by reason or on account of, or in connection with, (i) any willful misconduct of Borrower or any Event of Default hereunder,
(ii) the construction or alteration of the Leased Premises, (iii) any negligence of Borrower or any tenant of the Leased Premises or any part thereof, or any of their respective agents, contractors, subcontractors, servants, directors, officers, employees, licensees or invitees, or (iv) any accident, injury, death or damage to any person or property occurring in, on or about the Leased Premises or any street, drive, sidewalk, curb or passageway adjacent thereto. Any amount payable to Lender under this Section shall be due and payable upon demand therefor and receipt by Borrower of a statement from Lender setting forth in reasonable detail the amount claimed and the basis therefor. Borrower's obligations under this Section shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal of any insurance carrier to perform any obligation on its part under any such policy of insurance. If any claim, action or proceeding is made or brought against Lender, its officers, agents or employees by reason of any of the matters set forth in this Section, and provided Borrower is given prompt written notice thereof, Borrower shall defend the Lender by counsel reasonably acceptable to the Lender, and "attorneys' fees" shall include both reasonable attorneys' fees and paralegals' fees and expenses. In the event the Borrower shall fail to protect and defend the Lender, its officers, agents or employees as required pursuant to this Section, then the Lender may undertake to protect and defend itself, its officers, agents or employees and the Borrower shall pay to the Lender, upon demand, all costs and expenses incurred by the Lender in connection therewith, including without limitation, all such attorneys' fees and disbursements. The obligations on the part of Borrower contained in this Section shall survive the payment in full of the Loan. The foregoing provisions of this Section to the contrary notwithstanding, Borrower shall not be liable for any loss or damage if and to the extent caused by or resulting from the gross negligence, willful misconduct or intentional breach by Lender.

            9.12. JURY TRIAL WAIVER, JURISDICTION.

                  9.12.1. JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE THAT MAY ARISE OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY MATTER RELATED THERETO OR BY REASON OF ANY OTHER CAUSE OR DISPUTE OF ANY KIND OR NATURE BETWEEN BORROWER AND LENDER.

                  9.12.2. NEW YORK JURISDICTION. Borrower and Lender hereby agree that any state or federal court sitting in the County of New York, State of New York shall have nonexclusive jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining directly or indirectly to this Agreement or to any matter arising therefrom. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to Borrower at the address of Borrower set forth in this Agreement, with simultaneous copies by the same means to those persons entitled to receive copies of notices under this Agreement. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within 30 days after the mailing thereof, it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction. To the extent that Borrower or any Member thereof has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), with respect to Borrower's or any Member's property, Borrower and each Member thereof hereby unconditionally and irrevocably waives such immunity in respect of its obligations under this Agreement, the Note and/or the Loan Documents. The foregoing consent, in advance, to the jurisdiction of the above mentioned courts is a material inducement for Lender to make the Loan. Each Member of Borrower, by executing the Note and this Agreement, unconditionally and irrevocably consents to and ratifies the terms of this paragraph.

            9.13. CONFLICTS. In the event of any conflict between the provisions of this Agreement and those of any of the other Loan Documents, other than the Note, or any other agreement relating to the Loan, the provisions of this Agreement shall govern, except as otherwise indicated herein.

            9.14. DATE OF PERFORMANCE. If the date for the performance of any term, provision or condition (monetary or otherwise) under this Agreement or the other Loan Documents shall happen to fall on a day that is not a Business Day, then the date for the performance of such term, provision or condition shall be extended to the next succeeding Business Day immediately thereafter occurring, with interest on the Principal Amount at the Interest Rate provided in this Agreement to such next succeeding Business Day if such term, provision or condition shall result in the extension of any monetary payment due to Lender. Notwithstanding the foregoing, this paragraph does not modify the definition of Payment Date.

            9.15. NO WAIVER; REMEDIES. No failure on the part of Lender to exercise, and no delay by Lender in exercising, any right under this Agreement, the Note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement or any related document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement, the Note and the Loan Documents are cumulative and not exclusive of any remedies provided by law.

            9.16. SEVERABILITY. Whenever possible, each provision of this Agreement and the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Loan Documents shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and the Loan Documents, and the parties shall endeavor to agree upon a replacement provision having an economic effect substantially equivalent to that of the provision that was ineffective or invalid.

            9.17. INJUNCTIVE RELIEF. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            9.18. RELATIONSHIP OF PARTIES.

                  9.18.1. LENDER'S ROLE. This Agreement provides for the making of a loan by Lender, in its capacity as a lender, to Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by Borrower to Lender. The relationship between Lender and Borrower is limited to that of creditor/secured party and debtor/borrower. The provisions herein for delivery of financial statements are intended solely for the benefit of Lender to protect its interests as creditor in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating Lender to control Borrower or to conduct Borrower's operations, as creating any fiduciary obligation on the part of Lender to Borrower or as creating any joint venture, partnership, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including the provisions in this Agreement relating to waiver of trial by jury and choice of forum. Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to Lender for credit and to execute and deliver this Agreement.

                  9.18.2. NO PARTNERSHIP. In no event shall Lender be considered a partner or joint venturer with Borrower by virtue of making the Loan, entering into this Agreement, accepting the Note, or any of the other Loan Documents or accepting payments thereunder or exercising any rights thereunder. Nothing contained in this Agreement or any other Loan Document is intended, nor shall it be construed, to render either Borrower or Lender liable or responsible for the debts or obligations of the other. Lender's rights of approval, prior consent, comment or review set forth in this Agreement or any other Loan Documents are provided solely for the purpose of protecting Lender's security interest in its lien upon the Collateral and to assure Lender that it shall receive accurate and fair payment of all principal and interest payable to it. All conditions to the obligations of Lender set forth in this Agreement and all Loan Documents and all rights of Lender set forth herein are imposed solely and exclusively for the benefit of Lender and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender shall enforce any of its rights hereunder. Any or all of such conditions and rights may be freely waived in whole or in part by Lender at any time if in its sole discretion Lender considers it advisable to do so. Without limitation of the foregoing, Lender is not and shall not be considered such a partner or joint venturer on account of Lender becoming a mortgagee in possession or exercising any other remedial rights under this Agreement or any Loan Document or available at law or in equity.

            9.19. REGULATORY REQUIREMENTS. Borrower shall, from time to time, deliver such documents, information, certificates, consents, forms and other items, in form and substance reasonably satisfactory to Borrower, as shall be reasonably necessary from time to time to enable Lender to comply with any and all regulatory requirements of any Governmental Authority to which Lender is subject.

            9.20. INTERPRETATION. This Agreement shall not be interpreted "for" or "against" either party, both parties recognizing that this Agreement has been reviewed and negotiated by sophisticated business persons represented by competent counsel. All section headings have been inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement. All exhibits attached to this Agreement are incorporated by reference in, and made a part of, this Agreement. Wherever this Agreement refers to any document, such reference shall refer to such document together with all amendments, modifications, extensions, renewals, restatements, refinancings, replacements, and substitutions thereof, except (at Lender's option) any of the foregoing that are not expressly permitted by the Loan Documents or otherwise do not comply with the Loan Documents. Terms defined in the plural or the singular may be used in the singular or the plural and shall have the same meaning in either case, all in accordance with normal principles of English grammar. Words such as "include," "including," and "such as" shall be interpreted in each case as if followed by the words "without limitation," except where the context clearly requires otherwise.

            9.21. CONSENT. If Borrower shall seek the approval by or consent of Lender under any Loan Document and Lender shall fail or refuse to give such consent or approval, Borrower shall not be entitled to any damages for any withholding or delay of such approval or consent by Lender, it being intended that Borrower's sole remedy shall be to bring an action for an injunction or specific performance which remedy for injunction or specific performance shall be available only in those cases where Lender has expressly agreed in any Loan Document not to unreasonably withhold or delay its consent or approval.

            9.22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            9.23. WAIVER OF COUNTERCLAIMS. Borrower hereby waives the right to assert any counterclaim in any action or proceeding brought against it by Lender.

            9.24. OFFSETS, COUNTERCLAIMS, AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note, the Mortgage and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to this Agreement, the Note, the Mortgage and the other Loan Documents that Borrower may otherwise have against any assignor or this Agreement, the Note, the Mortgage and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Mortgage and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

            9.25. ESTOPPEL CERTIFICATES. Borrower and Lender shall at any time and from time to time upon not less than 10 days' prior written notice by Lender or Borrower, as applicable, execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto); stating whether or not, to the knowledge of such party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; and setting forth such other information and confirmations as the requesting party shall reasonably require.

            9.26. USURY SAVINGS. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, no provision of this Agreement or of any Loan Document shall require the payment, or permit the collection, of interest or fees to the extent that receipt of such interest or fees would be contrary to the provisions of any applicable law limiting the maximum rate of interest or fees that may be charged or collected by Lender or cause Lender to collect interest in excess of the Usury Limit. To the extent that Borrower shall have made interest payments, and Lender shall have inadvertently accepted interest payments in excess of the amount permitted by law, the amount of the excess shall be applied by Lender as an optional prepayment of principal of the Loan. It is the express intent of the parties hereto that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of the Usury Limit. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the Obligations evidenced hereby shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the rate or amount of interest on account of such Obligations does not exceed the Usury Limit from time to time in effect and applicable to such Obligations for so long as such Obligations is outstanding.

            9.27. SALE OR ASSIGNMENT BY LENDER. At any time, Lender (a) may sell, assign or transfer all or a portion of its rights and obligations under this Agreement, and (b) participate or syndicate all or any portion of the Loan with other lending institutions. In addition, Lender's rights under this Agreement shall be assignable to any Federal Reserve Bank (including as collateral security under Regulation A and any operating circular issued by such Federal Reserve Bank, and the Loan and the Loan Documents shall be fully transferable as provided in such Regulation and such circulars) and as otherwise necessary or appropriate in order to comply with the banking or other regulations of any Governmental Authority. Borrower shall reasonably cooperate with Lender, at Lender's expense, and sign any and all reasonably required documents, in form and substance reasonably satisfactory to Borrower (but in no event shall such documents increase the Obligations or decrease Lender's obligations) (including modifications to the Loan Documents), in connection with any potential sale, assignment, transfer, participation or syndication of all or a portion of Lender's rights and obligations under this Agreement, provided that no such documents shall increase the Obligations or reduce Borrower's rights or otherwise adversely affect it.

            IN WITNESS WHEREOF, Borrower and Lender have entered into this Agreement as of the Closing Date.

                                BORROWER:

                                PENN STATION LEASING, LLC,
                                a Delaware limited liability company


                                By:
                                    ---------------------------------
                                    Name:  Dale M. Stein
                                    Title: Officer

                                LENDER:
                                ------

                                A/P I DEPOSIT CORPORATION,
                                a Delaware corporation


                                By:
                                    ---------------------------------
                                    Name:
                                    Title:

                             INDEX OF DEFINED TERMS

Accelerated Maturity Date .........................................          2
Accounting Principles .............................................          2
Accounts ..........................................................          2
Affiliate .........................................................          2
Agreement .........................................................       1, 2
Assignment of Leases ..............................................          2
Audit .............................................................         37
Bankruptcy Code ...................................................          3
Borrower ..........................................................          1
Borrower's Representative .........................................          3
Business Day ......................................................          3
Casualty ..........................................................          3
CERCLA ............................................................          5
Certificates ......................................................          3
Clean-up ..........................................................          3
Closing Date ......................................................       1, 3
Coinsurance Waiver ................................................         31
Collateral ........................................................          3
Collection Account ................................................         24
Concourse Area A ..................................................          3
Concourse Area B ..................................................          4
Condemnation Proceeds .............................................          4
Contamination .....................................................          4
Contract Interest Rate ............................................          4
Contracts .........................................................          4
Control ...........................................................          4
Correspondent Bank ................................................          4
Credit Facility ...................................................          4
Default ...........................................................          5
Default Rate ......................................................          5
Defeasance ........................................................         21
Defeasance Collateral .............................................         21
Defeasance Date ...................................................         21
Defeasance Security Agreement .....................................         21
Deposit Bank ......................................................         24
Depository Acknowledgment .........................................          5
Discounted Value ..................................................          5
Downgraded Credit Facility ........................................         23
Environmental Assessment Report ...................................          5
Environmental Indemnity Agreement .................................          5
Environmental Laws ................................................          5
Equipment .........................................................          6
Equity Interests ..................................................          6
ERISA .............................................................          6
Event of Default ..................................................         43
Externally Caused Prepayment ......................................          6
Federal Reserve Board .............................................         29
FRA ...............................................................          6
Fund ..............................................................         12
General Intangibles ...............................................          6
General Taxes .....................................................         20
Goods .............................................................          7
Governmental Authority ............................................          7
Guaranty ..........................................................          7
Hazardous Substances ..............................................          7
Immaterial Loss Threshold .........................................          7
include ...........................................................         57
including .........................................................         57
Indebtedness ......................................................          7
Indemnified Party .................................................          7
Insolvency Event of Default .......................................         43
Insolvency Laws ...................................................          8
Instruments .......................................................          8
Insurance Proceeds ................................................          8
Interest Rate .....................................................          8
Inventory .........................................................          8
Landlord ..........................................................          8
Late Charge .......................................................          8
Leased Premises ...................................................          8
Leases ............................................................          8
Leasing Guidelines ................................................          8
Lender ............................................................          1
Lender's Engineer .................................................          9
Loan ..............................................................       1, 9
Loan Amount .......................................................       1, 9
Loan Documents ....................................................          9
Major Casualty ....................................................          9
Major Contract ....................................................          9
Major Lease .......................................................   6, 9, 12
Make-Whole Premium ................................................          9
Material Adverse Effect ...........................................         10
Material Litigation ...............................................         10
Maturity Date .....................................................         10
Member ............................................................         10
Minor Lease .......................................................         10
Mortgage ..........................................................      1, 10
Mortgaged Property ................................................         10
Mortgaged Property Release ........................................         21
New Lease .........................................................         10
New Tenant ........................................................         10
Northeast Corridor Business and Assets ............................         10
Note ..............................................................      1, 10
Obligations .......................................................         10
Organizational Agreement ..........................................         11
Payment Date ......................................................         11
Payment Priority Exceptions .......................................         18
Permitted Encumbrances ............................................         11
Permitted Indebtedness ............................................         11
Permitted Investments .............................................         11
Person ............................................................         12
Plan ..............................................................         12
Principal Amount ..................................................         12
Proceeds ..........................................................         13
Projected Restoration Date ........................................         13
Protective Advance ................................................         13
Rating Agencies ...................................................         13
Rating Agency Confirmation ........................................         13
RCRA ..............................................................          6
Regulatory Actions ................................................         13
Reinvestment Yield ................................................         13
Release ...........................................................         14
Remaining Average Life ............................................         14
Rent Roll .........................................................         14
Required Restoration Fund Balance .................................         14
Reserve Account ...................................................         14
Restoration .......................................................         14
Restoration Cost ..................................................         14
Restoration Fund ..................................................         14
Restrictive Covenants .............................................         38
Scheduled Defeasance Payments .....................................         21
Scheduled Maturity Date ...........................................         14
Security Documents ................................................         14
Single-Purpose Entity .............................................         15
SNDA ..............................................................         15
SPE Covenants .....................................................         15
State .............................................................         16
such as ...........................................................         57
Taking ............................................................         16
Taxes .............................................................         20
Third Party Claims ................................................         16
Title Company .....................................................         16
Title Policy ......................................................         16
Transaction Taxes .................................................         20
Transfer Prohibition ..............................................         38
Trustee ...........................................................         16
UCC ...............................................................         17
Usury Limit .......................................................         17

                                    EXHIBIT A

                           DESCRIPTION OF PRIME LEASE

That certain Prime Lease, dated as of the date hereof, by and between National Railroad Passenger Corporation, as landlord, and Penn Station Leasing, LLC, as tenant.

                                    EXHIBIT B

                                    RENT ROLL
                                 (See Next Page)

                                    EXHIBIT C

                         REQUIRED AMORTIZATION PAYMENTS
                                 (See Next Page)

                                    EXHIBIT D

                      FORM OF IRREVOCABLE DIRECTION LETTER
                                 (See Next Page)

                          IRREVOCABLE DIRECTION LETTER

                            Penn Station Leasing, LLC
                  c/o National Railroad Passenger Corporation
                          60 Massachusetts Avenue, N.E.
                             Washington, D.C. 20002


                                _______ ___, 200_


CERTIFIED MAIL
RETURN RECEIPT REQUESTED

[Tenant name]
-------------------------

-------------------------

-------------------------

      Re:  PAYMENT OF RENT DIRECTLY INTO COLLECTION ACCOUNT
           ------------------------------------------------

Dear Tenant:

            Please be advised that on and after the date hereof, all rental payments under your lease for a portion of the premises located at Pennsylvania Station, New York, New York, shall be made by mail, postage pre-paid, addressed in one of the following manners:

            US MAIL INSTRUCTIONS:

            ----------------------

            ----------------------

            ----------------------

            ----------------------

            OVERNIGHT MAIL INSTRUCTIONS:

            ----------------------

            ----------------------

            ----------------------

            ----------------------

            OR WIRING INSTRUCTIONS:

            ----------------------

            ----------------------

            ----------------------

            ----------------------

            This notice may not be revoked, modified or cancelled in any way, and any purported revocation, modification or cancellation shall be null, void and of no force or effect, unless accompanied by written confirmation and approval signed by A/P I Deposit Corporation ("LENDER"), as lender, or its successors or assigns under that certain Loan and Security Agreement, dated as of June __, 2001, by and between the undersigned and Lender.

                                    Very truly yours,

                                    PENN STATION LEASING, LLC, a Delaware
                                    limited liability company


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:



RECEIPT ACKNOWLEDGED AND TERMS
AGREED TO BY:
[Name of Tenant]


By: ______________________________
    Name: ________________________
    Title: _______________________


                                       ii